As filed with the Securities and Exchange Commission on November 12, 2013  Registration No. 333-_______________

FORM S-1

SECURITIES AND EXCHANGE COMMISSION

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFICORP INTERNATIONAL HOTEL MANAGEMENT, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2750 (Primary Standard Industrial Classification Code Number)	98-1125784 (I.R.S. Employer Identification No.)

Meiyuan Street, Binfang Road
Meijiang District, Meizhou
Guangdong, China
 86 (0753) 6113888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:
Harrison Law, P.A.
8955 US Highway 301 North, No. 203
Parrish, Nevada 34219
(941) 723-7564
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock par value $0.001	400,000	$0.88	$352,000	$45.34
Total	400,000		$352,000	$45.34
(1)Maximum 400,000 shares of common stock, with no minimum, relate to the Offering by twenty-seven (27) selling security holders.  In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED              , 2013

PROSPECTUS

PACIFICORP INTERNATIONAL HOTEL MANAGEMENT, INC.

The Securities Being Offered by Selling Security Holders of Pacificorp International Hotel Management, Inc. Are Shares of Common Stock
Shares offered by Security Holders:  400,000

The selling security holders named in this prospectus are offering to sell 400,000 shares of Pacificorp International Hotel Management, Inc.’s (“Pacificorp’s”) common stock through this prospectus and we deem them “underwriters” as that term is defined in Section 2(a)(11) of the Securities Act of 1933.

Pacificorp’s common stock is presently not traded on any market or securities exchange. Accordingly, the sales price to the public is fixed at $0.88 per share for the duration of the offering.  A trading market will be available if our stock becomes listed on a trading exchange.

Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made, selling security holders must sell their shares at the fixed price of $0.88 per share.  In the event management files an application with FINRA for a quotation and we are cleared by FINRA for quotation, then the selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Pacificorp is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. The shares of Pacificorp’s common stock being offered through this prospectus will be offered by the selling security holders from time to time for a period ending one (1) year after the date the registration statement has been declared effective by the SEC, or until the date on which we otherwise terminate the offering prior to the expiration of one (1) year.  The actual number of shares sold will vary depending upon the individual decisions of the selling security holders.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2013.

PART I – Information Required In Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock with a total value of up to $50,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Pacificorp International Hotel Management, Inc.,” “the Company,” “we,” “us,” “our” and similar terms refer to Pacificorp.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Corporation
Our Business
The Company acquired Vanni Holdings Limited, a limited company (“Vanni”) incorporated in the British Virgin Islands on September 13, 2010.  Vanni established Pacificorp International Hotel Management Company Limited (“Pacificorp HK”), a limited company incorporated in Hong Kong, as a wholly owned subsidiary on November 25, 2010. Pacificorp HK established Gaobai Huameida Hotel Management Limited Company (“Gaobai”), a wholly-owned foreign enterprise incorporated in the People’s Republic of China (the “PRC”), on December 17, 2010. Vanni, Pacificorp HK and Gaobai (collectively known as “Vanni Group”) and serve as immediate investment holding companies.

Immediately before and after the acquisition, the shareholding structure of Pacificorp International Hotel Management, Inc. and Vanni are deemed to be the same. Vanni Group is consolidated as a merger of entities under common control as if the acquisition has been consummated on January 1, 2011.

Gaobai entered into an agreement with the shareholders of Meizhou Ramada Hotel Management Limited (“Meizhou Ramada”) to acquire the entire equity interest in Meizhou Ramada through a restructuring.  Meizhou Ramada incorporated in the People’s Republic of China on September 14, 2007 and is principally engaged in hotel operations in the People’s Republic of China using the Ramada brand. The acquisition of Meizhou Ramada will be completed after all application processes and authoritative approvals have been obtained.
Immediately before and after the restructuring, the shareholder structure of Pacificorp International Hotel Management, Inc. and Meizhou Ramada are the same. We operate as Meizhou Hotel Management in the People’s Republic of China in Guangdong, China.  We commenced operations under this name on September 14, 2007.  Our present operations consist of managing the property in Meizhou, Guangdong, China known as the Ramada Hotel.  The Ramada Hotel operates under the license number 833966 issued on April 21, 1996.  This license runs for twenty (20) years and expires on April 21, 2016.

Our State of Organization
The Company was incorporated in Nevada on August 6, 2013, under the name of Pacificorp International Hotel Management, Inc.  This corporation was formed solely for the re-domiciling of the Company to the United States as a domestic corporation.

The Offering
Number of Shares Being Offered
We are offering to sell up to 400,000 shares of common stock at the offering price of $0.88 per share for the duration of the offering or until such time as the stock is listed on the OTCBB or other exchange at which time the selling security holders may then sell at the prevailing market price or at privately negotiated prices.  .

Number of Shares Outstanding After the Offering	400,000 shares of our common stock are issued and outstanding. We have no other securities issued.
Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders.

Plan of Distribution
The Offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We may or may not seek quotation of our common stock on the Over-the-Counter-Bulletin-Board (“OTCBB”). Management has made no decision as to whether to seek a listing and will not do so until such time as it can properly make a decision based on the value to the shareholders of such a listing. No assurance can be given that our common stock will be approved for quotation on the OTCBB even if we make application to the OTCBB. Selling security holders, as underwriters, must sell their shares at $0.88 per share for the duration of this offering or until the stock is listed on the OTCBB or other exchange and then they may sell their shares at prevailing market prices or at privately negotiated prices.

Risk Factors
You should carefully consider all the information in this Prospectus including the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 4 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock
Our common stock is not presently quoted on or traded on any securities exchange or automatic quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established pubic trading market for our common stock.  If we decide to seek quotation on the OTCBB, we must obtain a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) on our behalf.  There is a risk that we may not be able to obtain a market maker to file such an application.  If a market maker does file an application on our behalf, it may take as long as nine (9) months to one (1) year to be approved by the FINRA.  We may or may not seek to have a market maker file a Listing Application on our behalf.

For the Six Months Ending June 30, 2013 and the Years Ended December 31, 2012 and 2011
	2013 (Unaudited)		2012 (Audited)	2011 (Audited)
Consolidated statements of financial position
Total Assets		$688,777	$552,084	$928,460
Total Liabilities		$928,799	$827,808	$2,383,091
Stockholder’s Equity	$	(240,022)	(275,724)	(1,454,631)
Consolidated statements of comprehensive income
Revenue		$1,587,722	$4,604,045	$5,054,789
Total Expense		$1,536,726	$(4,328,651)	$(4,720,565)
Net Income (Loss)		$50,996	$275,394	$334,224

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors set forth below.  The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Disclosure Regarding Forward-Looking Statements

This Prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company’s plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth;

•	levels of spending in business and leisure segments as well as consumer confidence;

•	declines in occupancy and average daily rate;

•	limited visibility with respect to short and medium-term group bookings;

•	loss of key personnel;

•	hostilities, including future terrorist attacks, or fear of hostilities that affect travel;

•	travel-related accidents;

•	natural or man-made disasters such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

•	our ability to successfully achieve certain levels of operating profit at hotels that have performance guarantees with our third-party owners;

•	the impact of hotel renovations;

•	the seasonal and cyclical nature of the real estate and hospitality businesses;

•	changes in distribution arrangements, such as through internet travel intermediaries;

•	changes in the tastes and preferences of our customers;

•	relationships with associates and labor unions and changes in labor laws;

•	financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners;

•	risks associated with potential acquisitions and dispositions;

•	changes in federal, state, local or foreign tax law;

•	increases in interest rates and operating costs;

•	foreign exchange rate fluctuations or currency restructurings;

•	lack of acceptance of new brands or innovation;

•	general volatility of the capital markets and our ability to access the capital markets;

•	changes in the competitive environment in our industry and the markets where we operate;

•	outcomes of legal proceedings; and

•	violations of regulations or laws related to our franchising business

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Unless otherwise specified or the context otherwise requires, references in this registration statement to “we,” “our,” “us,” “Pacificorp,”  and the “Company” refer to Pacificorp International Hotel Management, Inc.

Risks Related to the Hospitality Industry

We are subject to macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of the hospitality industry, all of which may adversely affect our financial results and growth.

Macroeconomic and other factors beyond our control as well as the business, financial, operating and other risks of the hospitality industry can adversely affect demand for hospitality products and services. This includes demand for rooms at the property that we manage. These factors include:

•	changes and volatility in general economic conditions, including the severity and duration of any downturn in the U.S., Asia or global economy and financial markets;

•	war, civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

•	outbreaks of pandemic or contagious diseases;

•	climate change and resource scarcity, such as water and energy scarcity;

•	natural or man-made disasters, such as earthquakes, tsunamis, tornados, hurricanes, floods, oil spills and nuclear incidents;

•	changes in the desirability of particular locations or travel patterns of customers;

•	decreased corporate budgets and spending and cancellations, deferrals or renegotiations of group business;

•	low consumer confidence, high levels of unemployment and depressed housing prices;

•	the financial condition of the airline, automotive and other transportation-related industries and its impact on travel;

•	decreased airline capacities and routes;

•	travel-related accidents;

•	oil prices and travel costs;

•	statements, actions or interventions by governmental officials related to travel and corporate travel-related activities, and the resulting negative public perception of such travel and activities;

•	domestic and international political and geo-political conditions;

•	changes in taxes and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•	the costs and administrative burdens associated with compliance with applicable laws and regulations;

•	changes in operating costs, including, but not limited to, energy, food, workers’ compensation, benefits, insurance and unanticipated costs resulting from force majeure events;

•	significant increases in cost for healthcare coverage for employees and potential government regulation with respect to health coverage;

•	the lack of availability, or increase in the cost, of capital for us or our existing and potential owners;

•	cyclical over-building in the hotel and vacation ownership industries; and

•
organized labor activities, which could cause a diversion of business from hotels involved in labor negotiations and loss of group business for our hotels generally as a result of certain labor tactics.

These factors, and the reputational repercussions of these factors, can adversely affect our business as a whole. How we manage any one or more of these factors, or any crisis, could limit or reduce demand or the rates our properties are able to charge for rooms or services could adversely affect our financial results and growth. These factors can also increase our costs or affect our ability to develop new properties or maintain and operate our existing property.

The hospitality industry is cyclical and a worsening of global economic conditions or low levels of economic growth could adversely affect our revenues and profitability as well as cause a decline in or limitation of our future growth.

Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and high unemployment or adverse political conditions can lower the revenues and profitability of our managed property. In addition, expenses associated with managing properties are relatively fixed. These costs include personnel costs, interest, rent, property taxes, insurance and utilities, all of which may increase at a greater rate than our revenues and/or may not be able to be reduced at the same rate as declining revenues. Where cost-cutting efforts are insufficient to offset declines in revenues, we could experience a material decline in margins and reduced or negative cash flows. If we are unable to decrease these costs significantly or rapidly when demand for our hotel decreases, the decline in our revenues could have a particularly adverse impact on our net cash flows and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth, such as the recent economic recession. Economic downturns generally affect the results derived from owned properties more significantly than those derived from managed or franchised properties given the greater exposure that the owners have to the properties’ performance. As a result, changes in consumer demand and general business cycles can subject and have subjected our revenues to significant volatility.

Uncertainty regarding the rate and pace of recovery from the recent economic downturn and the impact any such recovery may have on different regions of the world makes it difficult to predict future profitability levels. Additionally, if further economic weakness were to affect Asia, it could have an adverse impact on our revenues and negatively affect our profitability.

Because we derive all of our revenues from operations outside the United States, the risks of doing business internationally could lower our revenues, increase our costs, reduce our profits or disrupt our business.

We currently manage one hotel in the People’s Republic of China. Our operations outside the United States represent 100% of our revenues since our inception. We expect that revenues from our international operations will continue to account for all of our total revenues.

As a result, we are subject to the risks of doing business outside the United States, including:

•
the laws, regulations and policies of foreign governments relating to investments and operations, the costs or desirability of complying with local practices and customs, and the impact of various anti-corruption and other laws affecting the activities of U.S. companies abroad;

•	potential negative consequences from changes in taxation policies and currency exchange rate fluctuations or currency restructurings;

•	limitations/penalties on the repatriation of non-U.S. earnings;

•
import and export licensing requirements and regulations, as well as unforeseen changes in regulatory requirements, including imposition of tariffs or embargoes, export regulations and controls and other trade restrictions;

•	political and economic instability;

•	the difficulty of managing an organization doing business in a foreign jurisdiction;

•	uncertainties as to local laws and enforcement of contract and intellectual property rights and occasional requirements for onerous contract clauses; and

•	rapid changes in government, economic and political policies, political or civil unrest, acts of terrorism or the threat of international boycotts or U.S. anti-boycott legislation.
While these factors and the impact of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business. In addition, conducting business in currencies other than U.S. dollars subjects us to fluctuations in currency exchange rates, currency devaluations or restructurings that could have a negative impact on our financial results. We are exposured to foreign currency exchange rate fluctuations or currency restructurings.

Risks Related to Our Business

Because we operate in a highly competitive industry, our revenues, profits or market share could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of full service and select service properties. Some of these major hospitality chains are larger than we are based on the number of properties or rooms they manage, franchise or own or based on the number of geographic locations in which they operate. Some of our competitors also have significantly more members participating in their guest loyalty programs which may enable them to attract more customers and more effectively retain such guests. Our competitors may also have greater financial and marketing resources than we do, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could adversely affect our ability to compete for guests effectively. In addition to these larger competitors, we also compete against smaller hotel chains and independent and local hotel owners and operators.

Competition for Guests

We compete for guests based primarily on brand name recognition and reputation, location, customer satisfaction, room rates, quality of service, amenities, quality of accommodations and security.
.
Adverse incidents at or adverse publicity concerning our hotels could harm our brand and reputation as well as reduce our revenues and lower our profits.

Our brand and our reputation are among our most important assets. Our ability to attract and retain guests depends, in part, upon the external perceptions of Ramada, the quality of our hotels and services and our corporate and management integrity. An incident involving the potential safety or security of our associates or our guests, or adverse publicity regarding safety or security at our competitors’ properties or in respect of our third party vendors or owners and the industry, and any media coverage resulting therefrom, may harm our brand and reputation, cause a loss of consumer confidence in Ramada and the industry, and negatively impact our results of operations. The considerable expansion in the use of social media over recent years has compounded the potential scope of the negative publicity that could be generated by such incidents. Adverse incidents have occurred in the past and may occur in the future.

If we are unable to maintain good relationships with third-party property owners and/or if we terminate agreements with defaulting third-party property owners our revenues could decrease and we may be unable to maintain or expand our presence.

We earn fees for managing hotels. The viability of our management business depends on our ability to establish and maintain good relationships with third-party property owners. Third party developers and property owners are focused on maximizing the value of their investment and working with a management company that can help them be successful. The effectiveness of our management, the value of our brand and the rapport that we maintain with our third-party property owner impacts renewal of our existing agreement and are also important factors for existing or new third-party property owners considering doing business with us. Our relationships with these third parties generate additional property development opportunities that support our business. In addition, if the third-party property owner were to breach the terms of our agreement, we may elect to exercise our termination rights, which would eliminate our revenue from this property and cause us to incur expenses related to terminating this relationship. These risks become more pronounced during economic downturns.

Contractual and other disagreements with third-party property owners could make us liable to them or result in litigation costs or other expenses, which could lower our profits.

Our management agreement requires us and a third-party property owner to comply with operational and performance conditions that are subject to interpretation and could result in disagreements. Additionally, some courts have applied principles of agency law and related fiduciary standards to managers of third-party hotel properties like us, which means, among other things, that property owners may assert the right to terminate management agreements even where the agreements do not expressly provide for termination. In the event of any such termination, we may need to negotiate or enforce our right to damages that may not equal expected profitability over the term of the agreement.

We generally seek to resolve any disagreements with our third-party property owner amicably. Formal dispute resolution occurs through arbitration, if provided under the applicable management agreement, or through litigation. We cannot predict the outcome of any such arbitration or litigation, the effect of any adverse judgment of a court or arbitrator against us or the amount of any settlement that we may enter into with any third party.

If our management agreement terminates prematurely or we elect to make cure payments due to failures to meet performance tests, at the request of third parties or upon the occurrence of other stated events, our revenues could decrease and our costs could increase.

Our management agreement may terminate prematurely in certain cases. Part of our management agreement provides early termination rights to the owner of the hotel we manage upon the occurrence of a stated event, such as the sale of the hotel or our failure to meet a specified performance test.

Generally, termination rights under performance tests are based upon the property’s individual performance, its performance when compared to a specified set of competitive hotels branded by other hotel operators, or both. Some agreements require a failure of one test, and other agreements require a failure of more than one test, before termination rights are triggered. These termination rights are usually triggered if we do not meet the performance tests over multiple years. Generally, we have the option to cure performance failures by making an agreed upon cure payment. However, our cure rights may be limited in some cases and the failure to meet the performance tests may result in the termination of our management agreement.

In addition, part of our management agreement gives third-party property owners the right to terminate upon payment of a termination fee to us after a certain period of time or upon sale of the property or another stated event. In addition, if an owner files for bankruptcy, our management agreement may be terminable under applicable law. If our management agreement terminates, we could lose the revenue we derive from that agreement or incur costs related to ending our relationship with the third party and exiting the property.

Certain of our contractual arrangements with the third party owner requires us to guarantee payments to the owners if specified levels of operating profit are not achieved by their hotel.

The terms of certain guarantees to the hotel owner may require us to fund shortfalls if the hotel does not attain specified levels of operating profit. This guaranteed funding to the hotel owner may not be recoverable to us and could lower our profits and reduce our cash flows. To the extent we have to fund this performance guarantee, or other performance guarantees we have entered into, it may adversely affect our financial performance and results of operations may be adversely affected.

We are exposed to the risks resulting from significant investment in non-owned real estate, which could increase our costs, reduce our profits and limit our ability to respond to market conditions.

Our proportion of investment in the non-owned property we manage is larger than that of some of our competitors. Real estate ownership and leasing is subject to risks not applicable to managed properties, including:

•	governmental regulations relating to real estate ownership;

•	real estate, insurance, zoning, tax, environmental and eminent domain laws;

•	the ongoing need for owner funded capital improvements and expenditures to maintain or upgrade properties;

•	risks associated with mortgage debt, including the possibility of default, fluctuating interest rate levels and the availability of replacement financing;

•
risks associated with the possibility that cost increases will outpace revenue increases and that in the event of an economic slowdown, the high proportion of fixed costs will make it difficult to reduce costs to the extent required to offset declining revenues;

•	fluctuations in real estate values or potential impairments in the value of our assets; and

•	the relative illiquidity of real estate compared to some other assets.

We have a limited ability to manage third-party risks associated with our hospitality venture investments, which could reduce our revenues, increase our costs, lower our profits and increase our liabilities.

We participate in hospitality ventures with third parties. In the future, we may also buy and develop properties in hospitality ventures with the sellers of the properties, affiliates of the sellers, developers or other third parties. Our hospitality venture partners may have shared or majority control over the operations of our hospitality ventures. As a result, our investments in hospitality ventures involve risks that are different from the risks involved in investing in real estate independently. These risks include the possibility that our hospitality ventures or our partners:

•	go bankrupt or otherwise are unable to meet their capital contribution obligations;

•	have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	are in a position to take action contrary to our instructions, our requests, our policies, our objectives or applicable laws;

•	subject the property to liabilities exceeding those contemplated;

•	take actions that reduce our return on investment; or

•	take actions that harm our reputation or restrict our ability to run our business.

For these and other reasons, it could be more difficult for us to sell our interest in any hospitality venture or to pursue the venture’s activities, which could reduce our ability to address any problems we may have with those properties or respond to market conditions in the future and could lead to impairments of such ventures. As a result, our investments in hospitality ventures could lead to impasses with our partners or situations that could harm the hospitality venture, which could reduce our revenues, increase our costs and lower our profits.

In addition, in conjunction with financing obtained for our unconsolidated hospitality ventures, we may provide standard indemnifications to lenders for loss, liability or damage occurring as a result of our actions or actions of the other hospitality venture owners.

If our future hospitality ventures fail to provide accurate and/or timely information that is required to be included in our financial statements, we may be unable to accurately report our financial results.

Preparing our financial statements requires us to have access to information regarding the results of operations, financial position and cash flows of our hospitality ventures. Any deficiencies in our future hospitality ventures’ internal controls over financial reporting may affect our ability to report our financial results accurately or prevent fraud. Such deficiencies could also result in restatements of or other adjustments to, our previously reported or announced operating results, which could diminish investor confidence and reduce the market price for our shares. Additionally, if our future hospitality ventures are unable to provide this information for any meaningful period or fail to meet expected deadlines, we may be unable to satisfy our financial reporting obligations or timely file our periodic reports.

Cash distributions from our future hospitality ventures could be limited by factors outside our control that could reduce our return on investment and our ability to generate liquidity from these hospitality ventures.

Although our future hospitality ventures may generate positive cash flow, in some cases these hospitality ventures may be unable to distribute that cash to the hospitality venture partners. Additionally, in some cases our hospitality venture partners control distributions, and may choose to leave capital in the hospitality venture rather than distribute it. Because our ability to generate liquidity from our future hospitality ventures depends on the hospitality ventures’ ability to distribute capital to us, tax considerations or decisions of our hospitality venture partners could reduce our return on these investments.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances, and we may also seek to divest some of our assets; these acquisition and disposition activities may be unsuccessful or divert our management’s attention.

We intend to consider strategic and complementary acquisitions of and investments in other businesses, properties, brands or other assets. Furthermore, we may pursue these opportunities in alliance with existing or prospective owners of managed properties. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do. Acquisitions or investments in businesses, properties, brands or assets, as well as these alliances, are subject to risks that could affect our business, including risks related to:

•	issuing shares of stock that could dilute the interests of our existing stockholders;

•	spending cash and incurring debt;

•	assuming contingent liabilities;

•	contributing properties or related assets to hospitality ventures that could result in recognition of losses; or

•	creating additional expenses.
We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. There may be high barriers to entry in many key markets and scarcity of available development and investment opportunities in desirable locations. Similarly, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all, or that the ability to obtain financing will not be restricted by the terms of our revolving credit facility or other indebtedness we may incur.

The success of any such acquisitions or investments will also depend, in part, on our ability to integrate the acquisition or investment with our existing operations. We may experience difficulty with integrating acquired businesses, properties or other assets, including difficulties relating to:

•	coordinating sales, distribution and marketing functions;

•	integrating technology information systems; and

•	preserving the important licensing, distribution, marketing, customer, labor and other relationships of the acquired assets

In addition, any such acquisitions, investments, dispositions or alliances could demand significant attention from our management that would otherwise be available for our regular business operations, which could harm our business.

Timing, budgeting and other risks could result in delays or cancellations of our efforts to develop, redevelop or renovate the property that we manage or may own in the future, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

We must maintain the property that we manage in order to remain competitive, maintain the value and brand standards of the property and comply with applicable laws and regulations. We may also selectively undertake ground-up construction of properties which may span multiple phases and often take years to complete. Often these projects include joint venture partners. These efforts are subject to a number of risks, including:

•	construction delays or cost overruns (including labor and materials) that may increase project costs;

•	obtaining zoning, occupancy and other required permits or authorizations;

•	changes in economic conditions that may result in weakened or lack of demand or negative project returns;

•	governmental restrictions on the size or kind of development;

•	force majeure events, including earthquakes, tornados, hurricanes, floods or tsunamis; and

•	design defects that could increase costs.
Developing new properties typically involves lengthy development periods during which significant amounts of capital must be funded before the properties can begin to operate. If the cost of funding these developments or renovations exceeds budgeted amounts, and/or the time period for development is longer than initially anticipated, our profits could be reduced. Further, due to the lengthy development cycle, adverse economic conditions may alter or impede our development plans, thereby resulting in incremental costs to us or potential impairment charges. Moreover, during the early stages of operations, charges related to interest expense and depreciation may substantially detract from, or even outweigh, the profitability of certain new property investments.

Similarly, the timing of capital improvements can affect, and historically has affected, property performance, including occupancy and average daily rate, particularly if we need to close a significant number of rooms or other facilities, such as ballrooms, meeting spaces or restaurants. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect.

If our third-party property owner is unable to repay or refinance loans secured by the mortgaged property, our revenues, profits and capital resources could be reduced and our business could be harmed.

The property that our third-party property owner owns may be pledged as collateral for mortgage loans. If our third-party property owner is unable to repay or refinance maturing indebtedness on favorable terms or at all, the lenders could declare a default, accelerate the related debt and repossess the property. Any sales or repossessions could, in certain cases, result in the termination of our management agreements and eliminate anticipated income and cash flows, which could negatively affect our results of operations.

If we or our third-party owner is unable to access the capital necessary to fund current operations or implement our plans for growth, our profits could be reduced and our ability to compete effectively could be diminished.

The hospitality industry is a capital intensive business that requires significant capital expenditures to develop, operate, maintain and renovate properties. Access to the capital that we or our third-party owner needs to finance the construction of new properties or to maintain and renovate existing properties is critical to the continued growth of our business and our revenues.

The availability of capital or the conditions under which we or our third-party owner can obtain capital can have a significant impact on the overall level, cost and pace of future development and therefore the ability to grow our revenues. The most recent economic downturn caused credit markets to experience significant disruption severely reducing liquidity and credit availability. Such disruptions may diminish the ability and desire of existing and potential development partners to access capital necessary to develop properties. Our ability to access additional capital could also be limited by the terms of any revolving credit facility that would be granted, which would restrict our ability to incur debt under certain circumstances.

If we are forced to spend larger amounts of cash from operating activities than anticipated to operate, maintain or renovate the existing property, then our ability to use cash for other purposes, including acquisition or development of properties, could be limited and our profits could be reduced. Similarly, if we cannot access the capital we need to fund our operations or implement our growth strategy, we may need to postpone or cancel future planned renovations or developments, which could impair our ability to compete effectively and harm our business.

If we become liable for losses related to loans we have provided or guaranteed to third parties, our profits could be reduced.

At times, we make loans for hotel development expenditures when we enter into management agreements with third parties, including hospitality ventures. We could suffer losses if third-party property owners default on loans that we provide.

Our debt service obligations may adversely affect our cash flow and reduce our operational flexibility.

The terms of the indenture governing any revolving credit facility that we may obtain may subject us to the following:

•	a risk that cash flow from operations will be insufficient to meet required payments of principal and interest;
•	restrictive covenants, including covenants related to certain financial ratios, and
•
interest rate risk. To the extent we borrow under the revolving credit facility, any increase in the interest rate applicable to such borrowings will reduce our cash flows available for other corporate purposes, including investments in our portfolio. Further, rising interest rates could limit our ability to refinance existing debt when it matures and increase interest costs on any debt that is refinanced.

Although we anticipate that we will be able to repay or refinance our existing indebtedness when it matures, there can be no assurance that we will be able to do so, or that the terms of such refinancing will be favorable.

A substantial decrease in operating cash flow or a substantial increase in our expenses may make it difficult for us to meet any debt service requirements and restrictive covenants. As a result, we could be forced to sell assets and/or modify our operations. Our existing leverage may also impair our ability to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, or require us to accept terms otherwise unfavorable to us.

If we are unable to establish and maintain key distribution arrangements for our property, the demand for our rooms and our revenues could fall.

Some of the rooms at hotels and resorts that we manage are booked through third-party internet travel intermediaries and online travel service providers. We also engage third-party intermediaries, including travel agencies and meeting and event management companies, who collect fees by charging our hotels and resorts a commission on room revenues. A failure by our distributors to attract or retain their customer bases could lower demand for hotel rooms and, in turn, reduce our revenues.

If bookings by these third-party intermediaries increase, these intermediaries may be able to obtain higher commissions or other significant contract concessions from us, increasing the overall cost of these third-party distribution channels. Some of our distribution agreements are not exclusive, have a short term, are terminable at will, or are subject to early termination provisions. The loss of distributors, increased distribution costs, or the renewal of distribution agreements on significantly less favorable terms could adversely impact our business.

If the volume of sales made through third-party internet travel intermediaries increases significantly, consumer loyalty to our brand could decrease and our revenues could fall.

We expect to derive most of our business from traditional channels of distribution and our website. However, consumers now use internet travel intermediaries regularly. Some of these intermediaries are attempting to increase the importance of generic quality indicators (such as “four-star downtown hotel”) at the expense of brand identification. These agencies hope that consumers will eventually develop brand loyalties to their reservation system rather than to our brands. If the volume of sales made through internet travel intermediaries increases significantly and consumers develop stronger loyalties to these intermediaries rather than to our brands, our business and revenues could be harmed.

If we or our third party owner is not able to maintain our current brand standards or develop new initiatives successfully, our business and profitability could be harmed.

We manage a property owned by a third party under the terms of a management agreement. The agreement requires the third-party property owner to comply with standards that are essential to maintaining our brand integrity and reputation. We depend on third-party property owner to comply with these requirements by maintaining and improving the property through investments, including investments in furniture, fixtures, amenities and personnel. If our third-party property owner fails to make investments necessary to maintain or improve the property we manage, our brand preference and reputation could suffer. Moreover, third party owners may be unwilling or unable to incur the cost of complying with brand standards for new and existing brands as such brands may evolve from time to time. As a result, we may be forced to absorb such costs to ensure that brand standards come to market in a timely fashion.

Labor shortages could restrict our ability to operate our property or grow our business or result in increased labor costs that could reduce our profits.

Our success depends in large part on our ability to attract, retain, train, manage and engage our employees. Our properties are staffed 24 hours a day, seven days a week. If we are unable to attract, retain, train and engage skilled employees, our ability to manage and staff our properties adequately could be impaired, which could reduce customer satisfaction. Staffing shortages could also hinder our ability to grow and expand our business. Because payroll costs are a major component of the operating expenses at our property, a shortage of skilled labor could also require higher wages that would increase our labor costs, which could reduce our profits and the profits of our third-party owner.

Negotiations of collective bargaining agreements, attempts by labor organizations to organize additional groups of our employees or changes in labor laws could disrupt our operations, increase our labor costs or interfere with the ability of our management to focus on executing our business strategies.

Our property is subject to a collective bargaining agreement, similar agreements or regulations enforced by governmental authorities. If relationships with our employees, other field personnel or the unions that represent them become adverse, the property we manage could experience labor disruptions such as strikes, lockouts and public demonstrations. Labor disruptions which are generally more likely when collective bargaining agreements are being renegotiated could harm our relationship with our employees or cause us to lose guests. Further, adverse publicity in the marketplace related to union messaging could further harm our reputation and reduce customer demand for our services. Labor regulation could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on our ability or the ability of our third-party property owner to take cost saving measures during economic downturns. We do not have the ability to control the negotiations of collective bargaining agreements covering unionized labor employed by third-party property owner.

We and our third-party property owner may also become subject to additional collective bargaining agreements in the future. Potential changes in the current regulations could make it easier for unions to organize groups of our employees. If such changes take effect, more of our employees could be subject to increased organizational efforts, which could potentially lead to disruptions or require more of our management’s time to address unionization issues. These or similar agreements, legislation or changes in regulations could disrupt our operations, hinder our ability to cross-train and cross-promote our employees due to prescribed work rules and job classifications, reduce our profitability, or interfere with the ability of our management to focus on executing our business strategies.

The loss of our senior executives or key personnel, such as our general manager, could significantly harm our business.

Our ability to maintain our competitive position is dependent to a large degree on the efforts and skills of our senior executives. We have not entered into employment agreements with our senior executives. We cannot guarantee that these individuals will remain with us. Finding suitable replacements for our senior executives could be difficult. We currently do not have a life insurance policy or key person insurance policy with respect to any of our senior executives. Losing the services of one or more of these senior executives, could adversely affect our strategic relationships, including relationships with our third-party property owner and vendors, and limit our ability to execute our business strategies.

We also rely on the general manager to run daily operations and oversee our employees. This general manager is a trained professional in the hospitality industry and has extensive experience. The failure to retain, train or successfully manage our general manager for our property could negatively affect our operations.

Our failure to comply with applicable laws and regulations may increase our costs, reduce our profits or limit our growth.

Our business, property and employees are subject to a variety of laws and regulations. Generally, these laws and regulations address our sales and marketing efforts, our handling of privacy issues and customer data, our ability to obtain licenses for business operations such as sales of food and liquor, immigration matters, environmental, health and safety, competition and trade laws, among other things.

If we fail to comply with these laws and regulations, we could be exposed to claims for damages, financial penalties, reputational harm, and incarceration of our employees or restrictions on our operation including the termination of our management. These restrictions could increase our costs of operations, reduce our profits or cause us to forgo development opportunities that would otherwise support our growth.

Adverse judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of our business could reduce our profits or limit our ability to operate our business.

In the normal course of our business we may be involved in legal proceedings. The outcome of these proceedings cannot be predicted. If any of these proceedings were to be determined adversely to us or a settlement involving a payment of a material sum of money were to occur, there could be a material adverse effect on our financial condition and results of operations. Additionally, we could become the subject of future claims by third parties, guests who use our properties, our employees or regulators. Any significant adverse judgments or settlements would reduce our profits and could limit our ability to operate our business. Further, we may incur costs related to claims for which we have appropriate third party indemnity, but such third parties fail to fulfill their contractual obligations.

The environmental requirements to which we are subject could increase our environmental costs and liabilities, reduce our profits or limit our ability to run our business.

Our operations and the property we manage is subject to environmental laws and regulations of local and foreign governments, including requirements addressing:
•health and safety; •the use, management and disposal of hazardous substances and wastes; •discharges of waste materials into the environment, such as refuse or sewage; and •air emissions
We could be subject to liability under some of these laws for the costs of investigating or remediating hazardous substances or wastes on, under, or in real property we currently manage, or third-party sites where we sent hazardous substances or wastes for disposal. We could be held liable under these laws regardless of whether we knew of, or were at fault in connection with, the presence or release of any such hazardous or toxic substances or wastes. Some of these laws make each covered person responsible for all of the costs involved, even if more than one person may have been responsible for the contamination. Furthermore, a person who arranges for hazardous substances or wastes to be transported, disposed of or treated offsite, such as at disposal or treatment facilities, may be liable for the costs of removal or remediation if those substances are released into the environment by third parties at such disposal or treatment facilities. The presence or release of hazardous or toxic substances or wastes, or the failure to properly clean up such materials, could cause us to incur significant costs, or jeopardize our ability to develop, use, sell or rent real property we own or operate or to borrow using such property as collateral.

Complying with these laws and regulations, or addressing violations arising under them, could increase our environmental costs and liabilities, reduce our profits or limit our ability to run our business. Existing environmental laws and regulations may be revised or new laws and regulations related to global climate change, air quality, or other environmental and health concerns may be adopted or become applicable to us. The identification of new areas of contamination, a change in the extent or known scope of contamination or changes in cleanup requirements, or the adoption of new requirements governing our operations could have a material adverse effect on our results or operations, financial condition and business.

 If the insurance that we carry, our owner carries does not sufficiently cover damage or other potential losses or liabilities involving the property that we manage our profits could be reduced.

We and our owner carry insurance from solvent insurance carriers that we believe is adequate for foreseeable losses and with terms and conditions that are reasonable and customary. Nevertheless, market forces beyond our control could limit the scope of the insurance coverage that we and our owner can obtain or restrict our ability or our owners’ ability to buy insurance coverage at reasonable rates. In the event of a substantial loss, the insurance coverage that we carry and our owners carry may not be sufficient to pay the full value of our financial obligations, our liabilities or the replacement cost of any property loss. In addition, there are other risks that may fall outside of the general coverage limits of our policies, may be uninsurable, or with respect to which the cost of insurance is too expensive to justify. In some cases, these factors could result in certain losses being completely uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues, profits, management fees we could remain obligated for performance guarantees in favor of third-party property owners or for their debt or other financial obligations, suffer an uninsured or underinsured property loss and we may not have sufficient insurance to cover awards of damages resulting from our liabilities. If the insurance that we carry or our owners carry does not sufficiently cover damages or other losses or liabilities, our profits could be adversely affected.

Any failure to protect our trademarks and intellectual property could reduce the value of our brand names and harm our business.

The reputation and perception of our brands is critical to our success in the hospitality industry. We will apply to register our trademark in the People’s Republic of China. However, we cannot assure you that those trademark registrations will be granted or that the steps we take to protect our trademarks or intellectual property in the People’s Republic of China will be adequate to prevent others, including third parties or former employees, from copying or using our trademarks or intellectual property without authorization. Our intellectual property is also vulnerable to unauthorized use in some countries where we may not be adequately protected by local law. If our trademarks or intellectual property are copied or used without authorization, the value of our brands, their reputation, our competitive advantages and our goodwill could be harmed.

Monitoring the unauthorized use of our intellectual property is difficult. We may need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business.

Third-party claims that we infringe their intellectual property rights could subject us to damages and other costs and expenses.

Third parties may make claims against us for infringing their intellectual property rights. Any such claims, even those without merit, could:

•	be expensive and time consuming to defend

•	force us to stop providing products or services that use the intellectual property that is being challenged;

•	force us to redesign or rebrand our products or services;

•	divert our management’s attention and resources;

•	force us to enter into royalty or licensing agreements to obtain the right to use a third party’s intellectual property; or

•	force us to pay significant damages

In addition, we may be required to indemnify third-party owners of the hotels we may manage for any losses they incur as a result of any such infringement claims. Any necessary royalty or licensing agreements may not be available to us on acceptable terms. Any costs, lost revenues, changes to our business or management attention related to intellectual property claims against us, whether successful or not, could impact our business.

Information technology system failures, delays in the operation of our information technology systems or system enhancement failures could reduce our revenues and profits and harm the reputation of our brands and our business.

Our success depends on the efficient and uninterrupted operation of our information technology systems. For example, we depend on our central reservation system, which allows bookings by hotels directly, via telephone through our call centers, by travel agents, online through our website and through our online reservations partners. In addition, we depend on information technology to run our day-to-day operations, including, among others, hotel services and amenities such as guest check-in and check-out, housekeeping and room service and systems for tracking and reporting our financial results and the financial results of our hotels.

Our information technology systems are vulnerable to damage or interruption from fire, floods, typhoons, power loss, telecommunications failures, computer viruses, break-ins and similar events. The occurrence of any of these natural disasters or unanticipated problems at any of our information technology facilities or any of our call centers could cause interruptions or delays in our business or loss of data, or render us unable to process reservations.

In addition, if our information technology systems are unable to provide the information communications capacity that we need, or if our information technology systems suffer problems caused by installing system enhancements, we could experience similar failures or interruptions. If our information technology systems fail and our redundant systems or disaster recovery plans are not adequate to address such failures, or if our property and business interruption insurance does not sufficiently compensate us for any losses that we may incur, our revenues and profits could be reduced and the reputation of our brands and our business could be harmed.

Cyber risk and the failure to maintain the integrity of internal or customer data could result in faulty business decisions, harm to our reputation or subject us to costs, fines or lawsuits.

We are required to collect and retain large volumes of internal and customer data, including credit card numbers and other personally identifiable information and our various information technology systems enter process, summarize and report such data. We also maintain personally identifiable information about our employees. We store and process such internal and customer data both at onsite facilities and at third-party owned facilities including for example, in a third-party hosted cloud environment. The integrity and protection of our customer, employee and company data is critical to our business. Our customers expect that we will adequately protect their personal information, and the regulations applicable to security and privacy are increasingly demanding in the People’s Republic of China where we operate. We have developed and maintain controls to prevent, and we have a process to identify and mitigate, the theft, loss, fraudulent or unlawful use of customer, employee or company data. We also have what we believe to be adequate and collectible insurance in the event of the theft, loss, fraudulent or unlawful use of customer, employee or company data. A penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and which could be in excess of any available insurance that we have procured.

If we fail to stay current with developments in technology necessary for our business, our operations could be harmed and our ability to compete effectively could be diminished.

Sophisticated information technology and other systems are instrumental for the hospitality industry including systems used for our central reservations, revenue management, property management and the Ramada program, as well as technology systems that we make available to our guests. These information technology and other systems must be refined, updated, or replaced with more advanced systems on a regular basis. Developing and maintaining these systems may require significant capital. If we are unable to replace or introduce information technology and other systems as quickly as our competitors or within budgeted costs or schedules when these systems become outdated or need replacing, or if we are unable to achieve the intended benefits of any new information technology or other systems, our operations could be harmed and our ability to compete effectively could be diminished.

Changes in foreign tax law, interpretations of existing tax law or agreements or disputes with tax authorities could affect our profitability and financial condition by increasing our tax costs.

We are subject to taxation at the provincial and governmental levels in the People’s Republic of China. Our future tax rates could be affected by changes in the tax rates, changes in the valuation of our assets and liabilities, or changes in determinations regarding the province in which we are subject to tax. From time to time the local provincial officials and the government in the People’s Republic of China may make substantive changes to tax rules and the application thereof, which could result in materially higher taxes than would be incurred under existing tax law or interpretation and could adversely impact profitability. Such changes could increase our future effective income tax rates. We may be subject to on-going and periodic audits by the Internal Revenue Service and foreign tax authorities.

Risks Related to Share Ownership and Other Stockholder Matters

As a public company, we incur significant costs which may adversely affect our operating results and financial condition.

As a public company, we will incur significant legal, accounting and other expenses, including costs associated with public company reporting requirements. The expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We will invest in resources to comply with evolving laws and regulations, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers.

Our stock price is likely to be volatile, and you may not be able to resell shares of your common stock at or above the price you paid.

The stock market in general and hospitality companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the underlying businesses. In addition, in the past few years the financial services industry experienced a period of significant disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, which led to increased volatility in securities prices and a significant level of intervention from the U.S. and other governments in securities markets. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance.

In addition to the risks described in this section, several factors that could cause the price of our common stock in the public market to fluctuate significantly include, among others, the following:

•	quarterly variations in our operating results compared to market expectations;

•	announcements of acquisitions of or investments in other businesses and properties or dispositions;

•	announcements of new services or products or significant price reductions by us or our competitors;

•	size of the public float

•	stock price performance of our competitors;

•	fluctuations in stock market prices and volumes;

•	foreclosure of our property;

•	changes in senior management or key personnel;

•	changes in financial estimates by securities analysts;

•	negative earnings or other announcements by us or other hospitality companies;

•	issuances of equity or debt securities;

•	a decision to pay or not to pay dividends; and

•	global economic, legal and regulatory factors unrelated to our performance.

Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the price at which they purchased the stock. As a result, investors may suffer a loss on their investment.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, reduce our profits, divert our management’s attention and resources and harm our business.

Reports published by securities or industry analysts, including projections in those reports that exceed our actual results, could adversely affect our stock price and trading volume.

Securities research analysts may establish and publish their own quarterly projections for our business. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if our actual results do not match securities research analysts’ projections. Similarly, if one or more of the analysts who writes reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, our stock price or trading volume could decline.

Competition in this industry could result in us losing market share and charging lower prices for services, which could reduce our revenue.

We predominately compete in an industry with numerous competitors, from large multi-national companies to local and boutique hotels. In many of our markets, our competitors may possess greater resources, greater name recognition, greater geographic reach and longer operating histories than us, which may give competitors an advantage in obtaining future clients and attracting qualified talent in their markets. Increased competition may lead to, among other things, loss of business and market share and pricing pressures that could negatively impact our business.

If we are unable to retain key management personnel or hire additional skilled personnel, we may not be able to successfully manage our business in the future.

Our key management personnel and their skills and relationships with clients are among our most important assets. An important aspect of our competitiveness is our ability to attract and retain key management personnel, and our future success depends upon the continued service or involvement of key management personnel. If we lose the services of one or more of our key management personnel, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. The loss of the services of any of our key management personnel or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

In addition to retaining key existing management personnel, our future success may also depend on our ability to identify, attract, hire, train, and motivate other highly skilled management, agents and administrative personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate or motivate sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a material adverse effect on our business.

If we are unable to maintain our business reputation and brand name, our business will be harmed.

We strongly depend on our overall reputation and brand name recognition, which we believe is strong in the industry to secure new guests. Our success also depends on the individual reputation of the Ramada brand that we represent. In addition, any adverse effect on our reputation might negatively impact our business, which is driven largely by the value of the Company’s brand. If any client is dissatisfied with our services, this may adversely affect our ability to secure future guests.

Failure to maintain our professional reputation and the goodwill associated with our brand name could seriously harm our business.

Our revenue and net income may be affected by adverse economic conditions.

Recessions may impact gross revenue from our room occupancy. An important segment of the hotel industry is advertising. Because advertising expenditures are viewed by companies as discretionary and are curtailed during economic downturns, hotel gross revenue may also decline over recessionary periods. There can be no assurance that current economic conditions will improve or even remain stable. Our business, financial condition and results of operations could suffer if economic conditions weaken.

If some of our suppliers experience financial distress, their weakened financial position could negatively affect our financial position and results.

We have a diverse supplier base, and at any given time, one or more of our suppliers may experience financial distress, file for bankruptcy protection or go out of business. If any supplier with whom we have a substantial amount of business experiences financial difficulty, it could delay or jeopardize the collection of accounts receivable, may result in significant reductions in services provided by us and may have a material adverse effect on our financial position, results of operations and liquidity.

We may undertake acquisitions to expand our business, which may dilute the ownership of existing stockholders.

As we pursue our business plan, we may pursue acquisitions of businesses, both domestic and international. International acquisitions in particular would permit us to expand our global footprint. To finance any acquisitions however, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on favorable terms or at all, and, in the case of equity financings, would result in additional dilution to existing stockholders. If we acquire any business and are unable to integrate the newly acquired entities effectively, our business and results of operations may suffer. The time and expense associated with finding suitable and compatible businesses or services could also disrupt our ongoing business and divert management’s attention. Future acquisitions by us could result in large and immediate write-offs or assumptions of debt and contingent liabilities, any of which could substantially harm our business and results of operations.

Any acquisitions that we attempt or complete could prove difficult to integrate or require a substantial commitment of management time and other resources.

Any strategy of acquiring other businesses involves a number of unique risks including: (i) completing due diligence successfully, (ii) exposure to unforeseen liabilities of acquired companies and (iii) increased risk of costly and time-consuming litigation, including stockholder lawsuits. If we pursue acquisitions, we may be unable to address these problems successfully. Moreover, our future operating results will depend to a significant degree on our ability to integrate acquisitions (if any) successfully and manage operations while also controlling our expenses. Integrating newly acquired businesses or services is likely to be expensive and time consuming. We may be unable to select, manage or absorb or integrate any future acquisitions successfully, particularly acquisitions of large companies. Any acquisition, even if effectively integrated, may not benefit our stockholders.

We may need additional debt or equity to sustain growth, but we do not have commitments for such funds.

We may need to finance future growth through a combination of borrowings, cash flow from operations, and equity financing. Our ability to continue growing at the pace we have recently grown could depend in part on our ability to obtain either additional debt or equity financing. The terms on which debt and equity financing is available to us varies from time to time and is influenced by our performance and by external factors, such as the economy generally and developments in the market, which are beyond our control. If we are unable to obtain additional debt or equity financing on acceptable terms, we may have to curtail our growth by delaying new initiatives.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling products or services as a result.

We are not aware of any claims of infringement or challenges to our right to use any of our trademarks in the People’s Republic of China. Nevertheless, we could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. Given that proprietary rights to intellectual property rights are a fundamental part of marketing in the hotel industry, we may be exposed at times to claims with respect to such rights. Such claims, even if not meritorious, can be expensive to defend and divert management’s attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award. We may be unable to develop non-infringing products or services or obtain a license on commercially reasonable terms. We may also be required to indemnify licensees and customers if they become subject to third-party claims relating to intellectual property that they license or otherwise provide to them, which could be costly.

We may not be able to adequately protect our intellectual property rights.

Portions of our business rely on intellectual property. Protecting these rights is difficult. Piracy may adversely affect our revenue, particularly in countries where laws are less protective of such rights. Further, reductions in the legal protection for intellectual property rights could adversely affect revenue.

We may experience outages, data loss, and disruptions with the technology related to our services.

Inefficiencies or operational failures, including temporary or permanent loss of customer data, could diminish the quality of our products, services, and guest experience resulting in contractual liability, claims by customers and other third parties, damage to our reputation each of which may harm our operating results and financial condition.

Delays in property improvement schedules may adversely affect our revenue.

Property improvements are a complex and time-consuming process. Improvements and enhancements to our existing property can require long periods. Significant delays or significant problems in improvements or enhancements to our property could adversely affect our revenue.

We may make significant investments in property improvements that may not be profitable.

Our growth partially depends on our ability to innovate by property improvements, and adding value to our existing, technological and service offerings. We will continue to make investments in research, development, and marketing for new products, services, and technologies. Investments in new technology are speculative. Commercial success depends on many factors, including innovativeness, developer support, and effective distribution and marketing. If customers do not perceive our offerings as providing significant new functionality or other value, they may reduce their visits to our hotel, unfavorably impacting revenue. We may not achieve significant revenue from new product and service investments for a number of years, if at all. Moreover, new products and services may not be profitable, and even if they are profitable, operating margins for new products may not be high.

To remain competitive and stimulate occupancy demand, we must successfully manage frequent advertisement promotions.

Due to the highly volatile and competitive nature of the industry in which we compete, we must continually introduce new advertising campaigns. The success of any new advertising campaign depends on a number of factors including but not limited to timely and successful advertisement development, market acceptance, and future guest acceptance. Accordingly, we cannot determine in advance the ultimate effect of new advertising campaigns and their effect on our financial condition and operating results.

Our future performance depends in part on support from third-party software developers.

We believe that decisions by future guests to stay at our hotel depend in part on the quality and availability of third-party software applications and services pertaining to our reservations system. There is no assurance that third-party developers will continue to develop and maintain software applications and services for our hotel. If third-party software applications and services cease to be developed and maintained for our hotel, guests may choose not to stay at our hotel which could materially adversely affect our financial condition and operating results.

Investment in new business strategies and initiatives could disrupt our ongoing business and present risks not originally contemplated.

We may in the future invest, in new business strategies or acquisitions. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, insufficient revenue to offset liabilities assumed and expenses associated with the strategy, inadequate return of capital, and unidentified issues not discovered in the Company’s due diligence. These new ventures are inherently risky and may not be successful. They may materially adversely affect our financial condition and operating results.

We may be subject to information technology system failures or network disruptions that could damage our reputation, business operations, and financial conditions.

We may be subject to information technology system failures and network disruptions. These may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or similar events or disruptions. System redundancy may be ineffective or inadequate, and our disaster recovery planning may not be sufficient for all eventualities. Such failures or disruptions could prevent access to our online operations and services, preclude transactions, compromise Company or customer data, and result in delays or cancellations. System failures and disruptions could also impede the transactions processing, and financial reporting.

Risks Relating to Business in the People’s Republic of China

All of our assets are located in the People’s Republic of China and all of our revenues are derived from our operations in Meizhou, China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in the People’s Republic of China.

The economic, political and social conditions, as well as governmental policies, could affect the financial markets in the People’s Republic of China and our liquidity and access to capital and our ability to operate our business.

The economy in China differs from the economies of most countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the economy in China has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The government has implemented various measures to encourage economic growth and guide the allocation of resources. Moreover, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The People’s Republic of China legal system embodies uncertainties which could limit the legal protections available to you and us.

The Chinese legal system is a civil law system loosely based on written statutes. The overall effect of legislation over the past 10 years has significantly enhanced the protections afforded to various forms of foreign investment in China. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since Chinese authorities and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we might enjoy in a more developed legal system. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Chinese legal system. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our suppliers.

The Chinese tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conduct their Chinese operations through their affiliate in the United States.

Our operations and transactions are subject to review by the Chinese tax authorities pursuant to relevant Chinese laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our future acquisitions of offshore entities that conduct their Chinese operations through their affiliates in the United States, we cannot assure you that the Chinese tax authorities will not require us to pay additional taxes on such acquisitions, in particular where the Chinese tax authorities take the view that the previous taxable income of the Chinese affiliates of the acquired offshore entities needs to be adjusted and additional taxes be paid. In the event that the sellers failed to pay any taxes required under Chinese law in connection with these transactions, the Chinese tax authorities might require us to pay the tax, together with late-payment interest and penalties.

Chinese rules on mergers and acquisitions may subject us to sanctions, fines and other penalties and affect our future business growth through acquisition of complementary business.

We cannot assure you that the relevant Chinese government agency approval required for any issuance of our stock will be deemed legal. We may face sanctions by the Chinese regulatory agencies. In such event, this regulatory agency may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from any future sales of our stock into China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

Complying with the requirements of rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the appropriate securities agency, may delay or inhibit the completion of such transactions, which could affect our ability to expand our business or maintain our market share.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

All of our revenues and operating expenses are denominated in Chinese Yuan. Since all of our future revenues will be denominated in Chinese Yuan, any existing and future restrictions on currency exchange may limit our ability to utilize revenues we may generate in United States dollars (“USD”) to fund any future business activities outside China, if any, or expenditures denominated in foreign currencies. This could affect our ability to obtain foreign exchange through debt or equity financing, including by means of loans.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Appreciation or depreciation in the value of the Chinese Yuan relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. The Chinese Yuan may appreciate or depreciate significantly in value against the U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of the Yuan against the U.S. dollar. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue in the future which will be exchanged into U.S. dollars and earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Any future outbreak of severe acute respiratory syndrome or avian flu in China, or similar adverse public health developments, may severely disrupt our business and operations.

Since December 2002 China and other countries experienced an outbreak of a new and highly contagious form of atypical pneumonia now known as severe acute respiratory syndrome, or SARS. On July 5, 2003, the World Health Organization declared that the SARS outbreak had been contained. Since September 2003, however, a number of isolated new cases of SARS have been reported. This disease, which is spread through poultry populations, is capable in some circumstances of being transmitted to humans and is often fatal. A new outbreak of SARS or an outbreak of avian flu may result in health or other government authorities requiring the closure of our hotel or other businesses, including office buildings, retail stores and other commercial venues. Any recurrence of the SARS outbreak, an outbreak of avian flu or a development of a similar health hazard in China may deter people from congregating in public places, including our hotel. Such occurrences would significantly and severely disrupt our business and operations.

Risks Associated with Our Stock

If we fail to continue to comply with the listing requirements of the OTCBB, the price of our common stock and our ability to access the capital markets could be negatively impacted.

We may or may not apply to have our common stock listed on the OTCBB. If we choose to do so we will be subject to certain continued listing standards. We cannot provide any assurance that we will be able to continue to satisfy the requirements of the OTCBB’s continued listing standards. A delisting of our common stock could negatively affect the price and liquidity of our common stock and could impair our ability to raise capital in the future.

Our stock price will be extremely volatile.

The trading price of our common stock will be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our stock.

We will not have an underwriter for our offering and so we cannot guarantee how much, if any, of the offering will be sold.

The common shares offered are being offered by our existing security holders. We have not retained an underwriter to assist in offering the common shares. Our security holders have limited experience in the offer and sale of securities, and as a result, they may be unable to sell any of the common shares.

Sales of substantial amounts of our common stock in the public market could depress the market price of our common stock.

The sale of a substantial amount of common stock in the public market, or the perception that such sales may occur, could cause the market price of our common stock to decline.

The OTC Bulletin Board, or the OTCBB, is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTCBB is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities. Our common stock is traded on the OTC QX Marketplace, or OTCQX, which is the trading tier on the OTCBB with the most demanding listing standards. Nevertheless, because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry. Orders for OTCBB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTCBB. Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB. Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

Financial Industry Regulatory Authority, or FINRA, sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must, after conducting a thorough due diligence review of a customer’s financial condition, have reasonable grounds for believing that the investment is suitable for that customer. Special rules on recommending speculative low priced securities to non-institutional customers require broker-dealers to make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other relevant financial information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and may have an adverse effect on the market for our shares.

There has been no independent valuation of the stock, which means that the stock may be worth less than the purchase price.

This valuation of our stock is highly speculative and arbitrary. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of the shares.

Investors may never receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors. We do not know the amount of cash that we will generate, if any, once we have more productive operations. Cash distributions are not assured, and we may never be in a position to make distributions.

Even if a market develops for our shares, our shares may be thinly traded with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including: potential investors’ anticipated feeling regarding our results of operations; ·increased competition; our ability or inability to generate future revenues; and market perception of the hotel industry.

In addition, if our shares are quoted on the OTCBB, our share price may be affected by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political, and market conditions, such as recessions, interest rates, or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We anticipate the need to sell additional authorized shares in the future. This will result in a dilution to our existing shareholders and a corresponding reduction in their percentage ownership in the Company.

We may seek additional funds through the sale of our common stock. This will result in a dilution effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilution effect will be determined by the number of shares we will have to issue in the future to obtain the funds required. The sale of additional stock to new shareholders will reduce the ownership position of the current shareholders. The price of each share outstanding common share may decrease in the event we sell additional shares.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are “penny stocks” and are covered by Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

IMPACT OF THE “PENNY STOCK” RULES ON BUYING OR SELLING OUR COMMON STOCK

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. Our shares are “penny stock.”

Trading in our common stock will be subject to the “penny stock” rules in Section 15(d) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance; the potential value created by potential Mergers or acquisitions; the potential of the combined company’s technology platform; the ability to raise capital to fund our operations and business plan; the continued listing of our securities on the OTCBB; market acceptance of our products; our ability to protect intellectual property rights; competition from other providers and products; our financial condition, financing requirements, prospects and cash flow; and expectations regarding potential growth. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Upon registration with the U.S. Securities Exchange Commission 400,000 of our outstanding shares of common stock will be eligible for sale under the Securities Act.  We will not receive any proceeds from the sale of the common stock offered through this prospectus.  We will however incur all costs associated with this registration statement and prospectus.  There is no minimum amount of shares that must be sold during this offering.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was determined by management. The offering price bears a direct relationship to the amount paid by the selling security holders. Each of the selling security holders paid $0.88 per share.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution of equity interests to our existing stockholders.

SELLING SECURITYHOLDERS

This prospectus will be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 400,000 of the 400,000 shares of our common stock issued to them. Selling security holders, both non-affiliates and affiliates, are considered “underwriters” under the Securities Act of 1933, as amended, and as such must sell their shares at the fixed price of $0.88 per share for the duration of the offering or until the stock is quoted on the OTCBB or other exchange then at which time the selling security holders may sell at the prevailing market price or at privately negotiated prices. We will not receive any proceeds from such sales. The sale of the securities by the selling security holders is subject to the prospectus delivery and other requirements of the Securities Act. All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 1.0 Selling Security Holders

Name of security holder	Shares beneficially owned as of the date of this prospectus	Percent owned as of the date of this prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete		Position, Officer or other material relationship to the Company within last three years
				If All Shares sold	If No shares sold
Jun Yong Lin	35,800	8.950%	35,800	0%	8.950%	President, Secretary, Treasurer, Director
Shao Jun Yang	238,700	59.675%	238,700	0%	59.675%
Ya Yuan Wu	25,500	6.375%	25,500	0%	6.375%
Pine Capital Asset Management Inc.	30,000	7.500%	30,000	0%	7.500%
Chienn Consulting Company, LLC	800	0.200%	800	0%	0.200%
Daniels, Michael J.	2,000	0.500%	2,000	0%	0.500%
Wong, Anson King Lung	1,200	0.300%	1,200	0%	0.300%
Yat Lam Hui	14,000	3.500%	14,000	0%	3.500%
Mei Zhen Li	14,000	3.500%	14,000	0%	3.500%
Li Ying Zhang	4,000	1.000%	4,000	0%	1.000%
Ji Huai Yu	2,000	0.500%	2,000	0%	0.500%
Ni Yang	2,000	0.500%	2,000	0%	0.500%
Kun Yao Wu	2,000	0.500%	2,000	0%	0.500%
Zhi Hao Zhang	2,000	0.500%	2,000	0%	0.500%
Chang Zong Cheng	2,000	0.500%	2,000	0%	0.500%
Wen Yuan Wu	2,000	0.500%	2,000	0%	0.500%
Xiu Yun Zeng	2,000	0.500%	2,000	0%	0.500%
Ying Ming Yang	2,000	0.500%	2,000	0%	0.500%
Wei Liang	2,000	0.500%	2,000	0%	0.500%
Xiong Ying Yang	2,000	0.500%	2,000	0%	0.500%
Zhen Lin Xu	2,000	0.500%	2,000	0%	0.500%
Jun Fen Liang	2,000	0.500%	2,000	0%	0.500%
Li Xia Liang	2,000	0.500%	2,000	0%	0.500%
Bing Hua Liang	2,000	0.500%	2,000	0%	0.500%
Jun Yuan Liang	2,000	0.500%	2,000	0%	0.500%
Mei Ying Jiang	2,000	0.500%	2,000	0%	0.500%
Yun Hui Xiong	2,000	0.500%	2,000	0%	0.5%
Totals:	400,000	100.0%	400,000	0%	100.0%

All of the shares offered by this prospectus may be offered for sale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions.   Management has not made a decision to seek quotation on the OTCBB at this time and there is no guarantee that quotation will be sought.  Until a decision to seek a quotation is made (and we are cleared for quotation), selling security holders must sell their shares at the fixed price of $0.88 per share.  Should a trading market develop on an exchange, selling security holders may sell at the prevailing market price.  If we file a successful application with FINRA and we are cleared for quotation, only then will the selling security holders be able to also sell their shares in open market transactions in the over-the-counter market at prevailing market prices. The selling shareholders may affect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders has been declared an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. In the event the selling security holders sell all of their shares in the offering they will own no shares in the Company upon completion of the offering.

Each selling shareholder acquired their shares under the exemption provided by Rule 4(2) of the Securities Act of 1933, as amended.  The shares were not a part of a public offering. There was no distribution of a prospectus, private placement memorandum, or business plan to the public.  All of the shares were sold by the officers and directors of the corporation outside the continental United States.

PLAN OF DISTRIBUTION

General Plan of Distribution

The Selling Security holder is an “underwriter” within the meaning of the Securities Act of 1933, as amended. The Selling Security holder and any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security holder may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted pursuant to applicable law.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions.  In all cases, such contracts will be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The Selling Security holder will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Security holder may pledge its shares to its brokers under the margin provisions of customer agreements. If the Selling Security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The Selling Security holder has agreed not to engage in any direct or indirect short selling of our common stock during the term of the Investment Agreement.

Broker-dealers engaged by the Selling Security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Security holder and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Security holder and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by the Selling Security holder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the Selling Securityholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

The Selling Security holder and the issuer have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The Selling Security holder is advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the Selling Security holder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $52,010.00. The estimated offering expenses consist of: a SEC registration fee of $10, accounting fees of $20,000, legal fees of $30,000 and printing miscellaneous expenses of $2,000. We will not receive any proceeds from the sale of any of the shares of common stock by the Selling Security holder.

The Selling Security holder should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the Selling Security holder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security holder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of the Company while such Selling Security holder are distributing shares covered by this prospectus. Accordingly, except as noted below, the Selling Securityholders are not permitted to cover short sales by purchasing shares while the offering is taking place. The Selling Security holder is advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for trading on the OTCBB. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the OTCBB or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SECURITIES

General

We are authorized to issue up to 75,000,000 shares of common stock, $0.001 par value per share, of which 400,000 shares are issued and outstanding.  This prospectus is offering 400,000 of our issued and outstanding shares, which are held by the selling security holders.  Upon the effectiveness of this registration statement, of which this prospectus forms a part, we will have 400,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.

Common Stock

Our Articles of Incorporation authorize the issuance of one (1) class of common stock par value $0.001 (75,000,000 shares) and one (1) class of common stock with no par value (1,000,000 shares) to be issued solely at the discretion of the Board of Directors.

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Pursuant to the legal opinion of Harrison Law, P.A., all of the issued and outstanding shares of common stock being registered in this registration statement are duly authorized, fully paid, validly issued, and non-assessable.  Harrison Law, P.A.’s legal opinion regarding the issued and outstanding common stock appears elsewhere as an exhibit to this prospectus.

Preferred Stock

No preferred class of stock has been created as of October 31, 2013.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividend

No dividends have been paid since our incorporation on May 26, 2006. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Sale

Upon the effectiveness of the registration statement, of which this prospectus forms a part, we will have 400,000 outstanding common shares registered for sale by our selling security holders in accordance with the Securities Act of 1933.  Prior to this registration, no public trading market has existed for shares of our common stock. The sale or availability for sale of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

We currently have no shareholder holding shares that are eligible to be sold under Rule 144 of the Securities Act of 1933, as amended.

Transfer Agent and Registrar

We have engaged the services of Island Stock Transfer Inc., 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, to act as our transfer agent and registrar.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 2.0 Directors and Executive Officers

Name	Age	Position
Jun Yong Lin	46	President, Secretary, Treasurer, Director, Chairman of the Board, General Manager
King Fai Chan	35	Chief Financial Officer
Andy Deng	40	Chief Executive Officer

Background of Executive Officers and Directors

- Jun Yong Lin attended Hong Kong Polytechnic University for training in the hotel and restaurant management program.  Since early 2008 he has been the General Manager of the Meizhou Ramada Hotel.  As the General Manager he has been responsible for up to 173 employees.  His responsibilities include room occupancy planning and operation; restaurant food and vendor negotiations; and banquet facilities management.

- King Fai Chan received a Bachelor of Business Administration with a major in Accounting from the Hong Kong University of Science and Technology.  He has been employed at RIW CPA since 2008 as a CPA and a Director.  His background is in the auditing department.  He is a member of the Hong Kong Institute for Certified Public Accountants.  Mr. Chan is our Chief Financial Officer.

- Andy Deng is our Chief Executive Officer. He has attended special Qualifications and Training having completed his Certificate for Maximizing Quality through Wyndham Tools, presented by Wyndham Hotel Group, International.  He received his Certificate for having attended and successfully completed Ramada Resource Modules training, presented by Wyndham Hotel Group, International.  Both of these certificates were awarded in 2013.  He has a Bachelor of Business Studies, with a double major in Information Systems Development and Management, Massey University, New Zealand, and a Postgraduate Diploma Programme in Leadership, Project Management, and Real Estate studies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of November 1, 2013, and our

Officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in Table 1.0 (See “Selling Security Holders”) have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 3.0 Security Ownership of Certain Beneficial Owners

		Amount and Nature of Beneficial Ownership		Percent of Class 1
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Shao Jun Yang 209 Mei Zheng Road, Mei Jiang District, Meizhou City, Guangdong Province, PRC	238,700	-0-	59.675%	0%
Common Stock	Pine Capital Asset Management, Inc. Unit 2008, 20/F, One IFC, 1 Harbour View Street, Hong Kong	30,000	-0-	7.500%	0%
Common Stock	Ya Yuan Wu 46 Hua Nan Road, Mei Jiang District, Meizhou City, Guangdong Province, PRC	25,500	-0-	6.375%	0%
Common Stock	All Beneficial Owners as a Group	294,200	-0-	73.550%	0%
1 The percentages assume that all of the shares being offered in this registration are sold.

Table 4.0 Security Ownership of Management

		Amount and Nature of Beneficial Ownership		Percent of Class 1
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Jun Yong Lin 24C, Sheng Hang Court, Zhong Yin Garden, Futian District, Shenzhen City, Guangdong Province, PRC	35,800	-0-	8.950%	0%
Common Stock	All Officers and Directors as a Group	35,800	-0-	8.950%	0%
1 The percentages assume that all of the shares being offered in this registration are sold.

INTEREST OF NAMED EXPERTS AND COUNSEL

Albert Wong & Co., an independent certified public accountant, whose reports appear elsewhere in this registration statement, was paid in cash for services rendered. Therefore, they have no direct or indirect interest in us. Albert Wong & Co.’s report is given based on their authority as an expert in accounting and auditing.  Albert Wong & Co. has audited our financials for the years ending December 31, 2012 and December 31, 2011 and reviewed the financials for the six months ending June 30, 2013.

Diane J. Harrison, Esq., of Harrison Law, P.A., is the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement; she has an indirect interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision for indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him or her nor for any expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article XIV, Section 3, permit us to indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Pacificorp International Hotel Management, Inc., pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

JUMPSTART OUR BUSINESS STARTUPS ACT

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million;

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of
i.	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
ii.	the completion of the fiscal year of the fifth anniversary of the company's IPO;
iii.	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
iv.	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:
i.	audited financial statements required for only two fiscal years;
ii.	selected financial data required for only the fiscal years that were audited;
iii.
executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period pursuant to Section 107(b).

DESCRIPTION OF PROPERTY

Our principal business address is at Room 24C, Sheng Hang Ge, Zhong Yin Garden, Futian, Guangdong, China, which is a hotel located near a major interstate.  We do not own the building however we manage the hotel under an agreement with the developer of the hotel.  The building is a nine (9) story building with one (1) basement that is in good condition. The hotel has a total of 11,464 square meters of space.  The building real estate consists of 1,240 square meters. There are 136 guest rooms; two restaurants and one banquet hall.

We own our computer system, ancillary equipment, and office supplies and all of the related equipment purchased for use in a business.  The Company has no leased equipment for business purposes.  All office fixtures and equipment are owned without any liens or encumbrances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following management's discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes contained elsewhere in this prospectus. This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are an operating company that is seeking to expand operations when we believe the current economic downturn has eased. We have an operating history and have generated revenues in every period in which we have been operational. We have yet to undertake any expansion activity. We believe the economy is in the latter stages of an economic downturn and there is a reasonable likelihood that increased revenues can be derived from our business in the foreseeable future when our economy begins to improve.  If we are able to increase revenues there is no guarantee that we will be able to generate any profits.  We do not believe that our operation will require us to acquire additional capital that can provide the Company cash for its operations over the next twelve (12) months.

Our Board of Directors believes that we any expansion during the next twelve months should be done with a conservative strategy.  Management believes that it must follow a prudent strategy of keeping any profits in the Company to avoid having to take on any debt.  Our future financial success will be dependent on the success of our ability to generate more revenue through an aggressive but conservative plan of organic growth combined with a business model to acquire additional properties to manage. Any significant revenue increases may take years to complete and future cash flows, if any, are impossible to predict at this time.  Since we are in a highly competitive industry where the failure rate for small individual businesses is at an all-time high management is developing a business model that will concentrate on cost control with controlled business development.

Business

Our History

Pacificorp was founded by Jun Yong Lin on August 6, 2013 when he formed the corporation in Nevada under the name Pacificorp International Hotel Management, Inc.  The corporation was formed to acquire a British Virgin Islands corporation through which we operate a Ramada Hotel in Guangdong, China. To be in accordance with the laws in the People’s Republic of China to have our Company listed on a trading exchange outside the People’s Republic of China we must use a wholly owned foreign enterprise that is acceptable to the government of the People’s Republic of China.

The Company acquired Vanni Holdings Limited, a limited company (“Vanni”) incorporated in the British Virgin Islands on September 13, 2010.  Vanni established Pacificorp International Hotel Management Company Limited (“Pacificorp HK”), a limited company incorporated in Hong Kong, as a wholly owned subsidiary on November 25, 2010. Pacificorp HK established Gaobai Huameida Hotel Management Limited Company (“Gaobai”), a wholly-owned foreign enterprise incorporated in the People’s Republic of China (the “PRC”), on December 17, 2010. Vanni, Pacificorp HK and Gaobai (collectively known as “Vanni Group”) serve as immediate investment holding companies.

Immediately before and after the acquisition, the shareholding structure of Pacificorp International Hotel Management, Inc. and Vanni are deemed to be the same. Vanni Group is consolidated as a merger of entities under common control as if the acquisition has been consummated on January 1, 2011.

Gaobai entered into an agreement with the shareholders of Meizhou Ramada Hotel Management Limited (“Meizhou Ramada”) to acquire the entire equity interest in Meizhou Ramada through a restructuring.  Meizhou Ramada incorporated in the People’s Republic of China on September 14, 2007 and is principally engaged in hotel operations in the People’s Republic of China using the Ramada brand. The acquisition of Meizhou Ramada will be completed after all application processes and authoritative approvals have been obtained.

We operate as Meizhou Hotel Management in the People’s Republic of China in Guangdong, China.  We commenced operations under this name on September 14, 2007.  Our present operations consist of managing the property in Meizhou, Guangdong, China known as the Ramada Hotel.  The Ramada Hotel operates under the license number 833966 issued on April 21, 1996.  This license runs for twenty (20) years and expires on April 21, 2016.

Overview

Ramada Hotels are widely recognized and we believe an industry leading brand with a tradition of innovation developed over their history. We manage a hotel for the property owner Shao Jun Yang.   The hotel is a franchise hotel that operates under the Ramada Hotel brand.  We do not have the franchise right to the Ramada name and logo.  We lease the rooms, restaurants and the banquet room from the owner and run the operations of the hotel.  We pay a flat monthly fee to the landlord and all of the revenue and expenses of the operation of the hotel are the responsibility of Pacificorp.

Our Mission, Goal and Values

Our Mission

Our mission is to provide authentic hospitality by making a difference in the lives of the people we touch every day, including our associates and guests.

Our Goal

Our goal is to be the most preferred brand in the customer segment that we serve for our associates and guests.

Our Values

We aim to foster a common purpose and culture within the Pacificorp family through shared core values of mutual respect, intellectual honesty and integrity, humility, fun, creativity and innovation.

We believe that our efforts to engage our associates in planning for how we can better serve our fellow associates and guests contributes to their commitment to genuine service, which is the first step to achieving high levels of guest satisfaction. In our view, motivating our associates to become personally involved in serving and demonstrating loyalty to our guests is central to fulfilling our mission. We rely upon the management team to lead by example and we provide them with the appropriate autonomy to make operational decisions in the best interest of our Company. High levels of guest satisfaction lead to increased guest preference for our brand, which we believe results in a strengthened revenue base over the long term. We also believe that engaged associates will enhance efficient operation of our property, resulting in improved financial results for our Company.

Our Competitive Strengths

We have significant competitive strengths that support our goal of being the most preferred brand for our associates and guests.

World Class Brand.    We believe that our widely recognized, industry leading brand provides us with a competitive advantage in attracting and driving preference for our associates and guests. Our brand recognition strength is key to our ability to drive preference for our brand among our associates and guests.
Deep Culture and Experienced Management Team.    At our Ramada Hotel we have a strong culture rooted in values that have supported our success and form the foundation for our future. The associates of our hotel are united by shared values, a common mission and a common goal. The associates at our property are led by an experienced group of general managers.

Our Business Strategy

Our goal is to be the most preferred brand in the customer segment that we serve for our associates and guests. In order to achieve this goal, we apply what we know about what our customers need and want and we deliver experiences that we believe are valuable to them. This understanding and focus informs our strategies for improving the performance of our hotel and expanding the presence of the Ramada brand in our market.

Brand Definition and Differentiation

In support of our goal to be the most preferred brand in the segment we serve, our brand strategy has focused on defining and differentiating Ramada’s brand. As we explore how guest experiences and authentic hospitality may manifest differently from brand to brand, our objective is to differentiate our brand from competitors. Because visual identity is a key component of differentiation, we try to maintain visual identities for our Ramada hotel.

Focus on Improvement in the Performance of Our Existing Hotel

A key component of our strategy is to maximize revenues and manage costs at our existing hotel property. We strive to enhance revenues by focusing on increasing our share of hotel stays by our existing guests and increasing the number of new guests we serve on a regular basis, with the ultimate goal of establishing and increasing guest loyalty to our hotel and its restaurants and banquet facilities. We manage costs by granting our general managers operational autonomy. We support these cost management efforts by assisting our general managers with tools and analytics provided by our corporate office and by compensating our hotel management teams based on property performance.

•
Emphasize Associate Engagement.    Our brand is defined, in large part, by the authentic hospitality that our associates deliver to our guests. We believe that while a great product is necessary for success, a service model that promotes genuine service for our guests and that is focused on their particular needs is the key to a sustainable long-term advantage. Therefore, we strive to involve our associates in deciding how we serve our guests and identifying what we can do to improve guest satisfaction. We rely on our hotel general managers to lead by example and foster associate engagement. We believe that associate engagement results in higher levels of customer satisfaction and improves the performance of our property. To assist in this process, we aim to ensure that talented management is in place and to reward those associates that achieve higher levels of employee engagement, guest satisfaction and hotel financial performance.

•
Increase Share of Hotel Stays.    We hope to expand our share of hotel stays by continuously striving to provide genuine guest service and delivering value to our guests. Our existing customer base is diverse with different needs and preferences. We aim to provide differentiated service and product offerings targeted at each customer segment. To provide our customers with the level of service and authentic hospitality that they have come to expect, we are committed to maintaining and renovating our property over time.

•
Enhance Operational Efficiency.    We strive to align our staffing levels and expenses with demand without compromising our commitment to providing authentic hospitality and achieving high levels of guest satisfaction. During periods of declining demand for hospitality products and services we adjust staffing, arrangements with third party service providers, vendor terms and arrangements and certain standards in order to reduce costs without significantly impacting quality. As demand improves, we remain focused on actively managing expenses. We incentivize and assist our hotel general managers as they proactively manage both the guest experience and the operating costs at their properties.

Expanding Our Presence in Attractive Markets

We want to drive brand preference by expanding the presence of our brand in attractive markets within the People’s Republic of China. We believe that the scale of our presence in China is small relative to the recognition of our brand and our excellent reputation for service and, therefore, we have a unique opportunity to grow. We believe that our mission, goal and values, together with the strength of our brand, the excellence of our people, and opportunities for expansion provide us with a platform for long-term value creation.

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Increase Market Presence. We will focus our expansion efforts on under-penetrated markets where we can establish a presence and location where our guests are traveling but where we do not yet have a presence. We intend to expand our presence by increasing the number of hotels primarily by entering into new management agreements. We believe our intense focus on each customer group that we serve and our understanding of how we can serve them in new locations will result in good growth.

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Pursue Strategic Acquisitions and Alliances. We expect to continue to evaluate potential acquisitions of other brands or hospitality management as a part of our efforts to expand our presence. These acquisitions may include hotel real estate. We expect to focus on acquisitions that complement our ability to serve our existing customer base and enhance customer preference by providing a greater selection of locations, properties and services. Furthermore, we may pursue these opportunities in alliance with existing or prospective owners of managed or franchised properties to strengthen our brand presence.

Management Agreements

We manage a hotel located in Meizhou, China pursuant to a management agreement.  Our management agreement is a lease arrangement in the People’s Republic of China that does not compensate us for the volume of business we generate for the property or for the profitability of hotel operations. We are solely responsible for the room rental, restaurant management and banquet operations.  We are responsible for generating the revenue and controlling the costs of the operations to generate net income.

Terms and Renewals

The remaining term of our management agreement with the current third party owner is approximately 3 years, assuming no renewal options are exercised by either party. Our management agreement allows for extensions of the contract term by mutual agreement, or at the discretion of one of the parties.

Our lease terminates on December 31, 2017. We have the right to notify the property owner sixty (60) days in advance of the expiration of our desire to renew the lease for another ten (10) year term. There are no specific termination rights triggered if we meet the performance of payment of the rent in a timely manner.

Sales, Marketing and Reservations

Sales

We have a limited sales operation. Management has relied on the Ramada brand and it’s advertising to generate business. The in-house sales associates are focused on local business opportunities.

Our small sales team is focused on growing market share with key accounts, identifying new business opportunities and maximizing our local customer base. Our key accounts consist of: major corporations; national, state and regional associations; specialty market accounts (social, government, military, educational, religious and fraternal); travel organizations; and a broad and diverse group of individual consumers. No one customer is material to our business.

We seek to maximize revenues in the hotel through a team of revenue management professionals. The goal of revenue management is to secure the right customers, on the right date, at the right price. Business opportunities are reviewed and agreed upon by the hotel’s management team.

Marketing

We have not developed our own marketing strategy.  We have relied on the marketing strategy designed by Ramada which is designed to maintain and build brand value and awareness while meeting the specific business needs of hotel operations. Building and differentiating the Ramada brand is designed to increase Ramada’s brand preference. We are focused on targeting the distinct guest segment that our hotel serves and supporting the needs of the hotel by thorough analysis and application of data and analytics. Ramadamz.com is our primary online distribution channel providing customers with an efficient source of information about our hotels and an effective booking experience.

Reservations

We have a central hotel reservation system that provides a comprehensive view of our hotel inventory, while allowing for local management of rates based on demand. Through this system, we are able to allow bookings at the hotel directly, via telephone through our hotel call center, by travel agents, and online through Ramadamz.com.

Our hotel call center service is available 24 hours per day, seven days per week and provides reservation services in 2 languages. While we continue to provide full reservations services via telephone through our call center, we also have internet booking capabilities on Ramada.com and through online booking partners.

In addition, some of the rooms at our hotel are booked through internet travel intermediaries, partners or online travel service providers. We also engage third-party intermediaries who collect fees by charging our hotel a commission on room revenue, including travel agencies and meeting and event management companies.

Competition

There is intense competition in all areas of the hospitality industry. Competition exists for hotel guests, restaurant and banquet facilities. Our principal competitors are other operators of full service, select service and extended stay properties, including other major hospitality chains with well-established and recognized brands. We also compete against small chains and independent and local owners and operators. We compete for guests based primarily on brand name recognition and reputation, location, customer satisfaction, room rates, quality of service, amenities, quality of accommodations and security.  We compete for restaurant customers and banquet facility users.

Seasonality

The hospitality industry is seasonal in nature. The period during which our lodging property experiences higher revenues usually does not vary. Based upon historical results for our property in Asia, the highest revenues typically are generated in the fourth quarter with the next highest revenues generated in the second quarter.

Cyclicality

The hospitality industry is cyclical and generally follows, on a lagged basis, the overall economy. There is a history of increases and decreases in demand for hotel rooms, in occupancy levels and in rates realized by owners of hotels through economic cycles. Variability of results through some of the cycles in the past has been more severe due to changes in the supply of hotel rooms in given markets or in given categories of hotels. The combination of changes in economic conditions and in the supply of hotel rooms can result in significant volatility in results for managers of hotel properties. The costs of running a hotel tend to be fixed rather than variable. Because of this, in an environment of declining revenues the rate of decline in earnings will be higher than the rate of decline in revenues. Conversely, in an environment of increasing demand and room rates, the rate of increase in earnings is typically higher than the rate of increase in revenues.

Intellectual Property

In the highly competitive hospitality industry in which we operate, trademarks, service marks, trade names and logos are very important in the sales and marketing of hotels and services. We have a trademark and logo we use which we believe have become synonymous in the hospitality industry with a reputation for excellence in service and authentic hospitality.

Government Regulation

We are subject to numerous Provincial and local government laws and regulations, including those relating to the preparation and sale of food and beverages, building and zoning requirements, data privacy and general business license and permit requirements, in the jurisdiction in which we are located. Our ability to develop new hotel properties and to remodel, refurbish or add to our existing property is also dependent on obtaining permits from local authorities. We are also subject to laws governing our relationships with employees, including wage requirements, overtime, working conditions, hiring and firing, non-discrimination for disabilities and other individual characteristics, work permits and benefit offerings. Compliance with these various laws and regulations can affect the revenues and profits of the property we manage and could adversely affect our operations. We believe that our business is conducted in substantial compliance with applicable laws and regulations.

Employees

As of June 3, 2013 we had approximately 173 employees at our hotel.  Our employees are represented by a labor union or have terms of employment that were determined under a labor agreement.  The Meizhou District Federation of Labor Union is organized to safeguard legitimate rights and interests of members and reflect the wishes and demands of the workers, comments and suggestions.  We believe the relations we have with our employees and associates are good.

Environmental Matters

In connection with our management of the hotel we are subject to various local laws, ordinances and regulations relating to environmental protection. Under some of these laws, a current or former owner or operator of real property may be held liable for the costs of investigating or remediating hazardous or toxic substances or wastes on, under or in such real property, as well as third-party sites where the owner or operator sent wastes for disposal. Such laws may impose liability without regard to whether the owner or operator knew, or was at fault in connection with, the presence or release of such hazardous substances or wastes. Furthermore, a person who arranges for the disposal or treatment of a hazardous or toxic substance at a property owned by another, or who transports such substance to or from such property, may be liable for the costs of removal or remediation of such substance released into the environment at the disposal or treatment facility. Although we are not aware of any current material obligations for investigating or remediating hazardous substances or wastes at our property, the future discovery of substances or wastes at any of our owned properties, or the failure to remediate such contaminated property properly, could adversely affect our revenues and net income. In addition, the costs of investigating or remediating contamination, at our properties or at properties where we sent substances or wastes for disposal, may be substantial.

We are also subject to various requirements, including those contained in environmental permits required for our operations, governing air emissions, effluent discharges, the use, management and disposal of hazardous substances and wastes and health and safety. From time to time, we may be required to manage, abate or remove mold, lead or asbestos-containing materials at our properties. We believe that our properties and operations are in compliance, in all material respects, with all local environmental laws and ordinances. However, additional operating costs and capital expenditures could be incurred if additional or more stringent requirements are enacted in the future.

Insurance

Our managed hotel is insured. Our liability insurance provides coverage for most claims, including terrorism, resulting from our operations, goods and services and automobiles. Our property insurance provides coverage for all risks to our properties including fire, windstorm, flood, earthquake and terrorism. Property insurance also includes business interruption coverage. Our workers compensation insurance provides coverage for employee injuries in the course and scope of employment. We believe our insurance policies are adequate for foreseeable losses and on terms and conditions that are reasonable and customary with solvent insurance carriers.

Our Website and Availability of SEC Reports and Other Information

The Company maintains a website at the following address: www.ramadamz.com. The information on the Company’s website is not incorporated by reference in this registration statement.

We will make available on or through our website certain reports and amendments to those reports that we will be required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. These will include our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. We will make this information available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC.

Key Business Metrics Evaluated by Management

Revenues

We primarily derive our revenues from our hotel operations, restaurant revenues and revenues from our banquet facilities. Management uses revenues to assess the overall performance of our business and analyze trends such as consumer demand, brand preference and competition.

Net Income Attributable to Operations at the Ramada Hotel

Net income attributable to the Ramada Hotel represents the total earnings or profits generated by our business. Management uses net income to analyze the performance of our business.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for our hotel rooms increases or decreases.

Principal Factors Affecting Our Results of Operations

Revenues

We primarily derive our revenues from the hotel operations.  Revenues derived from hotel operations, including room rentals and food and beverage sales and other ancillary revenues at our hotel are our sole revenue base. Revenues from the majority of our hotel operations depend heavily on demand from group and transient travelers, as discussed below.

Revenues from room rentals and ancillary revenues are primarily derived from three categories of customers: transient, group and contract. Transient guests are individual travelers who are traveling for business or leisure. Our group guests are traveling for group events that reserve a minimum of 10 rooms for meetings or social functions sponsored by associations, corporate, social, military, educational, religious or other organizations. Group business usually includes a block of room accommodations as well as other ancillary services, such as catering and banquet services. Our contract guests are traveling under a contract negotiated for a block of rooms for more than 30 days in duration at agreed-upon rates.

Factors Affecting Our Revenues

The following factors affect the revenues we derive from our operations.

Consumer demand and global economic conditions.    Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and adverse political conditions can lower the revenues and profitability of our hotel operations.

Competition.    The global lodging industry is highly competitive. During periods of decreased demand for hospitality products and services, competition in the industry becomes increasingly fierce. While we generally try to maintain rates under such circumstances whenever possible, the overall reduction in business travel during the recent recession placed significant pressure on occupancy levels at our property as well as those of our competitors. We believe that our brand strength and ability to manage our operations in an efficient manner will help us to compete successfully within the Asian hospitality industry.

Access to capital.    The hospitality industry is a capital intensive business that requires significant amounts of capital expenditures to develop, maintain and renovate properties. Third-party owners are required to fund these capital expenditures for the properties they own in accordance with the terms of the applicable management agreement. Access to the capital that we or our third-party owners need to finance the construction of new properties or to maintain and renovate the existing property is critical to the continued growth of our business and our revenues. The availability of capital or the conditions under which we or our third-party owner can obtain capital can have a significant impact on the overall level and pace of future development and therefore the ability to grow our revenues. We believe that a continued normalization of credit markets as well as improvements in the global economy and overall business environment will be necessary before we see a material increase in development activity with third-parties.

Expenses

We primarily incur the following expenses:

Managed hotel expenses.    Managed hotel expenses comprise the largest portion of our total direct and selling, general and administrative expenses and reflect the expenses of our managed hotel. Expenses to operate our hotel include room expense, food and beverage costs, other support costs and property expenses. Room expense includes compensation costs for housekeeping, laundry and front desk staff and supply costs for guest room amenities and laundry. Food and beverage costs include costs for wait and kitchen staff and food and beverage products. Other support expenses consist of costs associated with property-level management utilities, sales and marketing, operating hotel spas, telephones, parking and other guest recreation, entertainment and services. Property expenses include property taxes, repairs and maintenance, rent and insurance.

Depreciation and amortization expense.    These are non-cash expenses that primarily consist of depreciation of fixed assets such as buildings, furniture, fixtures and equipment at our managed hotel. Amortization expense primarily consists of amortization of management agreement costs and management intangibles, which are amortized over their estimated useful lives.

Selling, general and administrative expenses.    Selling, general and administrative expenses consist primarily of compensation expense, for our corporate staff and personnel supporting our business, professional fees (including consulting, audit and legal fees), travel and entertainment expenses, sales and marketing expenses, bad debt expenses and office administrative and related expenses.

Factors Affecting Our Costs and Expenses

The following are several principal factors that affect the costs and expenses we incur in the course of our operations:

Fixed nature of expenses.    Many of the expenses associated with managing a hotel are relatively fixed. These expenses include personnel costs, rent, property taxes, insurance and utilities. If we are unable to decrease these costs significantly or rapidly when demand for our hotel decreases, the resulting decline in our revenues can have a particularly adverse effect on our net cash flow, margins and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth. Economic downturns generally affect the results of our managed hotel more significantly. The effectiveness of any cost-cutting efforts is limited by the fixed-cost nature of our business. As a result, we may not always be able to offset reductions in revenue through cost cutting. In addition, efforts to reduce costs, or to defer or cancel capital improvements, could adversely affect the economic value of our property and brand. We intend to manage our cost structure at levels appropriate for the degree of demand and revenue generated at our hotel.

Changes in depreciation expenses.    Changes in depreciation expenses may be driven by renovations of our existing property or the acquisition or development of new properties. We intend to consider strategic and complementary acquisitions of and investments in businesses, properties or other assets. If we consummate any asset acquisitions, we would likely add depreciable assets, which would result in an increase in depreciation expense.

Effect of foreign currency exchange rate fluctuations

Our operations are conducted in functional currencies other than our reporting currency which is the U.S. dollar. As a result, we are required to translate those results from the functional currency into U.S. dollars at market based average exchange rates during the period reported. When comparing our results of operations between periods, there may be material portions of the changes in our revenues or expense that are derived from fluctuations in exchange rates experienced between those periods.

Quantitative and Qualitative Disclosures About Market Risk.

We are exposed to market risk primarily from changes in interest rates and foreign currency exchange rates. In certain situations, we may seek to reduce earnings and cash flow volatility associated with changes in interest rates and foreign currency exchange rates by entering into financial arrangements to provide a hedge against a portion of the risks associated with such volatility. We continue to have exposure to such risks to the extent they are not hedged. We enter into derivative financial arrangements to the extent they meet the objectives described above, and we do not use derivatives for trading or speculative purposes.

Foreign Currency Exposures and Exchange Rate Instruments

We conduct business in foreign currency and we may use foreign currency forward contracts to offset our exposure associated with the fluctuations of the foreign currency we deal with.

Disclosure Controls and Procedures

The Company maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. In accordance with Rule 13a-15(b) of the Exchange Act, as of the end of the period covered by this annual report, an evaluation was carried out under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, of the effectiveness of its disclosure controls and procedures. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures, as of the end of the period covered by this annual report, were effective to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and is accumulated and communicated to the Company’s management, including the Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Results of Operations

General

Results of Operations for the Six Months Ending June 30, 2013

For the six months ending June 30, 2013 our revenue decreased from the previous year by $799,916 from $2,387,638 at June 30, 2012 to $1,587,722 at June 30, 2013 which is a decrease of approximately thirty-four percent (34%).  We believe the decrease can be attributed to the decrease in food and beverage, in particular our banquet operations, revenues by $786,813 and by a decrease in revenue of the hotel operations of $13,103.  The decrease in hotel operations was due to a two percent (2%) decrease in the occupancy rate. We believe that the People’s Republic of China tightening the spending by provincial officials had a direct impact on our banquet operations.  With the stricter spending requirements in China by government officials we are seeking to boost our banquet operations by pursuing private companies to utilize our facilities.  Management believes that it will be difficult to increase the level of our banquet operations until the second or third quarter of 2014.

Our cost of services decreased by $662,704 to $1,320,835 for the six months ending June 30, 2013 which is an approximate decrease of thirty-three percent (33%).  We believe the decrease is due to the control of expenses by management, with the Company showing a decrease in hotel accommodation operations of $31,848 and a decrease in food and beverage operations of $630,856.  There were four (4) primary areas in which we saw decreases:

•	A decrease in banquet sales expenses of $487,760;
•	A decrease in food costs of $53,770;
•	A decrease in miscellaneous expenses of $31,787; and
•	Salary reductions of $57,539.

While we saw our revenues decline by approximately thirty-four percent (34%) management was able to decrease our cost of services approximately thirty-three percent (33%) thereby decreasing our gross profits by $137,212 to $266,887.  We believe these line item expenditures decreasing had a significant impact on reducing the overall decrease in gross our profit.

Our gross profit margin from hotel accommodations increased to $256,365 which was an increase of $18,745.  We attribute this increase to the cost saving measures taken by management.

Our sales and marketing expenses decreased by $8,792 for the six months ending June 30, 2013 to $9,497 as compared to $18,289 for the same six month period ending June 30, 2012. The decrease of $8,849 can be directly attributed to the decrease in advertising expense.  The following table presents a breakdown of our G&A expenses for the six month period ending June 30, 2013 and 2012 respectively.

Table 5.0 General and Administrative Expenses

June 30, 2013
Staff costs and benefits	134,503
Entertainment and travelling expenses	30,640
Cleaning expenses	5,112
Repairs and maintenance expenses	5,832
Depreciation	3,997
Others	9,737
Total	189,821

Our General and Administrative costs in each of the categories listed in the above table are well within industry standards and the deviation from prior periods except for our miscellaneous other expenses which increased by sixty-one percent (61%) are below the ten percent (10%) threshold for line item reporting.

The following table shows our revenues, expenditures and net income for the years ended December 31, 2012 and 2011 (audited).

Table 6.0 Revenues, Expenditures and Net Income

Period Ended:	Revenue	Cost of Services	Expenses	Income Taxes	Net Income
December 31, 2012	$4,604,045	$3,760,199	$473,166	$95,791	$275,394
December 31, 2011	$5,054,789	$4,224,215	$384,506	$112,612	$334,224

Results of Operations for the Year Ended December 31, 2012

For the year ended December 31, 2012 our revenue decreased from the previous year by $450,744 from $5,054,789 at December 31, 2011 to $4,604,045 at December 31, 2012 which is a decrease of approximately nine percent (9%).  We believe the decrease can be attributed to the decrease in food and beverage revenues by $524,784 which were somewhat offset by an increase in revenue of the average room rate of $134,651 and a decrease in the occupancy revenue of $60,611.  We believe that the brand name “Ramada Hotel” will allow us to increase sales with the continuing improvement in the economy in the People’s Republic of China.  In addition, our efforts at providing what we believe to be the finest banquet facilities in Meizhou as well as what we believe is the best hotel restaurants will allow us to attract more guests to our four star hotel.  While our occupancy rate decreased five percent (5%) from 2011 to 2012 management does not believe that this is a significant decrease to cause the Company to operate with a negative cash flow.

Our cost of services decreased by $464,016 to $3,760,199 for the fiscal year 2012 which is an approximate decrease of eleven percent (11%).  We believe the decrease is due to the control of expenses by management, with the Company showing a decrease in hotel accommodation operations of $4,464 and a decrease in food and beverage operations of $459,552.  There were four (4) primary areas in which we saw decreases:

•	A decrease in banquet sales expenses of $316,853;
•	A decrease in food costs of $72,155;
•	A decrease in miscellaneous expenses of $31,247; and
•	Salary reductions of $39,297.

While we saw our revenues decline by approximately nine percent (9%) management was able to decrease expenses approximately eleven percent (11%) thereby increasing our gross profits by the small amount of $13,272 to $843,846.  We believe these line item expenditures decreasing had a significant impact on our small increase in gross profit.

Our gross profit margin from hotel accommodations increased to $459,634 at December 31, 2012 which was an increase of $78,504, increasing our profit margins six percent (6%) to forty-four percent (44%) for the year ended December 31, 2012.  We attribute this increase to the average revenue per room increasing.

Our sales and marketing expenses increased by $12,300 for the year ended December 31, 2012 to $30,362 as compared to $18,062 for the year ended December 31, 2011. The increase of $12,300 can be directly attributed to the increase in advertising expense.  We account for our General and Administrative expenses separately.  The following table presents a breakdown of our G&A expenses for the years ending December 31, 2012 and 2011 respectively.

Table 7.0 General and Administrative Expenses

	2012	2011
Staff costs and benefits	303,793	246,578
Entertainment and travelling expenses	93,318	72,612
Cleaning expenses	10,490	12,797
Repairs and maintenance expenses	7,092	8,446
Depreciation	7,607	7,674
Others	20,504	18,337
Total	442,804	366,444

The increase of $57,215 in staff costs and benefits represents an increase of approximately 23%.  Management does not believe this figure is out of the ordinary course of business.  The Company attributes this increase to the planned increase for the staff.  Our travel and entertainment expenses increased $20,706 or approximately 28.5% which management believes relates directly to the Company trying to gain market share by attracting more out of province business.

Management believes a proactive response to the changing economy needed to be implemented. Management instituted strict cost control measures to reduce our operating expenses.

Results of Operations for the Period Ended December 31, 2011

For the year ended December 31, 2011 our revenue decreased to $5,054,789 from $5,237,875 for December 31, 2010; a decrease of approximately 3.5%.  Our decrease in revenue we believe is closely related to the overall economic conditions in the People’s Republic of China.  We believe that our operations have remained relatively constant due to the economy remaining flat in the province in which we are located.  Our occupancy rate of approximately 71% was higher than expected however our average room rate was slightly lower than 2010.

Management’s comparison of the cost of services from 2010 to 2011 shows a slight decrease of approximately 3.3%.  We attribute this decrease to the cost of food and beverage, employee expenses and reduced selling and marketing activities.  Our selling and marketing expenses decreased by 60.9%, from $46,224 for 2010 to $18,062 for 2011.  These changes coupled with our decrease in revenue of $183,086 or 3.5% provided the Company with a decrease in net income of $21,290.

The changes in our line item expenditures are directly attributable to what management believes are changes in the current state of the economy.

Property consists of equipment purchased for the production of revenues: Assets are depreciated over there useful lives when placed in service.  We have used the useful life depreciation method to provide consistency of accounting for depreciation in our financial statements.  The decrease in depreciation of $3,137 was due to the Company’s method of depreciation using the useful life method.  Management believes that we will see a more constant rate of depreciation due to the fact that the useful life of our equipment has been maximized.

Liquidity & Capital Resources

Since inception the Company has managed the hotel property in Meizhou.  Management believed it could capitalize the expertise of its officers and directors to manage the property efficiently and profitably. By utilizing solid management principles coupled with the experience of the staff we believe that the Company’s performance has allowed it to remain liquid.

Our internal liquidity is provided by our operations. Our total current assets exceed our current liabilities due to the fact that the business has not required management to take on any long term debt financing.  Without any financing the current revenue is sufficient to pay all of the bills of the Company without any borrowing or terms exceeding monthly payment for any expenses.

For the six months ending June 30, 2013 our cash on hand was $234,707 representing an increase of $125,458 from December 31, 2013.  Our net cash provided by operating activities was $61,444 which compared to $105,865 for the same period in 2012.  The change is directly attributed to the decrease of $94,754 in our net income.  Our financing activities during the period provided $80,202 compared to $266,068 used in financing activities during the same period in 2012.  The change in the net cash in financing activities is due to change in cash payments of $266,068 paid to a shareholder and $80,202 provide by a shareholder.

Management believes that it will be difficult to increase the level of our banquet operations until the second or third quarter of 2014 and forecasts our profits to be minimal.  Management does believe that revenues are slowly recovering and operations should be sustainable in the long-term of at least twelve (12) months due to the positive cash flow from operations of the Company.  While our cash on hand decreased $118,519 from December 31, 2011 to cash on hand of $109,249 as of December 31, 2012, our net cash provided by operating activities at December 31, 2012 was $494,626.  Management believes that the net cash from operations is sufficient to support the business throughout the fiscal year 2013.

The financing activities of the Company used $596,317 in 2012 compared to $548,559 in 2011.  The increase of $47,758 was due to the increase in cash paid to our majority shareholder.  The decrease in liabilities was due to the capitalization of $919,290 due to a shareholder as additional paid in capital.

In the event the Company needs additional funds, our management believes that a business loan should be obtainable on reasonable terms due to the Company having no debt and its cash flow.   There is no guarantee that such a business loan will be obtained or if there will be terms that will be suitable for the Company.  In the event we are unable to generate sufficient funds to continue our business efforts, we will seek additional capital through a private placement of our common shares or debt financing.  If we are pursued by a larger company for a business combination we will analyze all strategies to continue the Company and maintain or increase shareholder value.

In the event cash flow was to tighten, management would consider additional paid in capital to ease our cash flow.  We have not entered into any discussions with any companies, financial institutions, investment banks, broker-dealers, promoters or other parties regarding the pursuit of any business combination that would result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive Officer, or any security holder who is a beneficial owner or any member of the immediate family of the officers and directors other than our shareholder who is also the owner of the hotel.  Other than as disclosed elsewhere in the consolidated financial statements, the Group has the following related party transaction during the years 2012 and 2011:  Lease payment to a shareholder of $95,280 and 93,240 for the years 2012 and 2011 respectively.

AUDIT COMMITTEE

We currently have no independent directors on our board; therefore, we do not have an audit committee comprised of any independent directors. At this time, we rely on our President, Secretary/Treasurer and Chairman of the Board, Jun Yong Lin, as our financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.  Our Board of Directors acts as our audit committee. The Board has determined that the relationship of Jun Yong Lin as our Company President, Secretary, Treasurer and Chairman of the Board and our financial expert is not detrimental to the Company. Jun Yong Lin has an understanding of GAAP and financial statements; the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves in a fair and impartial manner; has experience analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to or exceed the breadth and complexity of issues that can reasonably be expected to be raised by the issuer’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. Once we are fully reporting with the SEC, we may or may not apply to have our common stock included for quotation on the FINRA OTC Bulletin Board.  However, until such a decision is made and an application is accepted and trading of our stock on the FINRA OTC Bulletin Board begins shareholders who wish to sell their shares will have to sell their shares at the fixed price of $0.88 per share.  In the event the stock is listed on the OTCBB or other exchange, the selling security holders may sell at the prevailing market price or at privately negotiated prices.  There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the FINRA OTC Bulletin Board price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results; announcements of new product innovations, new sales formats, or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in Internet use, such as increased Internet advertising and online ordering by small independent operators or traditional brick and mortar operations; changes in the market valuations of other businesses; announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments; additions or departures of key personnel; sales of common stock; and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for our type of business in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of our business may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.  There are no shares of common stock that could be sold by an affiliated selling shareholder according to Rule 144.

No cash dividends have been paid during the last three (3) years. In the near future, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have twenty-eight (28) stockholders of record of our common stock as of June 30, 2013.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our President and Secretary/Treasurer, and the most highly compensated employee and/or executive Officer who served at the end of the fiscal years December 31, 2011 and 2012, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2012 and 2011, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the “Named Executive Officer.”

Table 8.0 Summary Compensation

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com-pensation ($)	Non-Qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Jun Yong Lin	2013 YTD	-0-	-0-	-0	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
1 There is no employment contract with Jun Yong Lin. Nor are there any agreements for compensation in the future.

Table 9.0 Outstanding equity awards for 2012 and 2011

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value Of Shares Of Units Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jun Yong Lin	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors

Pursuant to our By Laws, directors will not be compensated for their services in their capacity as directors. If and when the Company has net profits, after all expenses are paid prior to any income tax being considered, director compensation for actual attendance at each regular or special meeting of the Board may be authorized. At this time, Directors are not paid for meetings attended.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Table 10.0 Director Compensation for 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Jun Yong Lin	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Additional Compensation of Directors

Pursuant to our By Laws which were adopted after re-domiciling to a Nevada corporation on August 6, 2013, our directors will not be compensated for their services in their capacity as directors, but may, by resolution of the board, be paid a fixed sum and expenses for actual attendance at each regular or special meeting of the Board.  At this time, Directors’ meeting expenses are not paid.  In the future, such payment will be revisited as the Company’s performance and income improves.  There can be no guarantee that we will ever have profits from which our Directors may receive payment.

Board of Directors and Committees

Currently, our Board of Directors consists of Jun Yong Lin.  We are not actively seeking additional board members. At present, the Board of Directors has not established any committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers.

DISCLOSURE CONTROLS AND PROCEDURES

Our Board of Directors believes that our disclosure controls and procedures, developed by our Chairman/Secretary/Treasurer, Jun Yong Lin, are in keeping with the intent of the regulations.  Jun Yong Lin and the full Board of Directors find the Company’s disclosure controls and procedures meet the requirements.  Management has the responsibility for establishing and maintaining adequate controls over the financial reporting of our Company.  Our controls and procedures include, without limitation, those designed to ensure that information to be disclosed is recorded, processed, summarized and reported within the appropriate time periods and that the information is communicated to management, including its principal executive Officer and principal financial Officer, as appropriate, regarding timely disclosure.  There were no disclosure requirements for 2012 and 2011 except for income tax reporting.

INTERNAL CONTROL OVER FINANCIAL REPORTING

Our Chairman/President/Secretary/Treasurer, Jun Yong Lin, will be providing a full financial reporting and accounting of the Company according to the Generally Accepted Accounting Principles and guidelines established by the American Institute of Certified Public Accountants. The Board of Directors found no weaknesses in the controls that were established for 2012 and 2011 and through June 30, 2013 when new management assumed control of the Company. As of this filing, our Chairman/President/Secretary/Treasurer, Jun Yong Lin, believes that the Company will be able to provide timely and accurate reports and keep those who invest in our Company fully informed of the true financial status of the Company at all times. Should there be additional changes in our internal control over financial reporting, these changes will be made available in our reports filed with the Securities and Exchange Commission.

CODE OF ETHICS

We adopted a Code of Ethics as of November 1, 2013 that applies to our principal executive officer, principal financial office, and principal accounting Officers well as our employees.   Our complete Code of Ethics is included in this registration statement as an exhibit and is available for viewing on our website, www.ramadamz.com.  Our annual reports to be filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•	Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure reports and documents that an issuer files with, or submits to, the Commission and in other public communications made by our Company;

•	Full compliance with applicable government laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	Accountability for adherence to the code.

CORPORATE GOVERNANCE

We are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent.  Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent.  We have conducted regular Board of Director meetings on the last business Friday of each quarter for the last calendar year.  Each of our directors has attended all meetings. We have no standing committees regarding compensation, audit or other nominating committees.  At our annual shareholders meetings, each shareholder is given specific information on how he/she can direct communications to the Officers and directors of the corporation.  All communications from shareholders are relayed to the members of the Board of Directors.  We have no independent directors on our Board of Directors as defined in Item 407 of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-1 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement and the exhibits and schedules thereto, but does include the material provisions, if any, of any contract or document filed as an exhibit or schedule. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.ramadamz.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

Pacificorp International Hotel Management, Inc.
Condensed consolidated statements of financial position
June 30, 2013 (Unaudited)

June 30, 2013 (Unaudited)

Assets
Current assets
Cash and cash equivalents	$234,707
Accounts receivable	142,208
Inventories	236,348
Prepayments and other receivables	33,818

647,081

Non-current assets
Property, plant and equipment, net	41,696

Total assets	$688,777

Liabilities
Current liabilities
Accounts payable	$202,019
Deposits received	259,467
Tax payables	60,046
Amount due to a shareholder	80,202
Accruals and other payables	327,065

Total liabilities	$928,799

Equity
Common stock, par value $0.001; 75,000,000 shares at $.001 and 1,000,000 shares with no par value authorized; 300,000 shares issued and outstanding as of June 30, 2013	$300
Additional paid-in capital	1,836,890
Accumulated deficits	(1,926,825)
Accumulated other comprehensive losses	(150,387)

Total equity	(240,022)

Total liabilities and equity	$688,777

See accompanying notes to the condensed consolidated financial statements

Pacificorp International Hotel Management, Inc.
Condensed consolidated statements of comprehensive income
Six months ended June 30, 2013 (Unaudited)

Six months ended June 30, 2013
(Unaudited)

Revenue	$1,587,722
Cost of services	(1,320,835)

Gross profit	266,887

Expenses
Selling and marketing expenses	(9,497)
General and administrative expenses	(189,821)
Total expenses	(199,318)

Income from operations	67,569

Other income
Interest income	426

Income before tax	67,995

Income tax expense	(16,999)

Net income	$50,996

Other comprehensive income
Loss on foreign currency translation	(15,294)

Total comprehensive income	$35,702

Earnings per share – basic and diluted	$0.17

Weighted average number of shares	300,000

See accompanying notes to the condensed consolidated financial statements

Pacificorp International Hotel Management, Inc.
Condensed consolidated statements of changes in equity
Six months ended June 30, 2013 (Unaudited)

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficits	losses	Total

At January 1, 2013	$300	$1,836,890	$(1,977,821)	$(135,093)	$(275,724)
Net income	-	-	50,996	-	50,996
Loss on foreign currency translation	-	-	-	(15,294)	(15,294)

At June 30, 2013	$300	$1,836,890	$(1,926,825)	$(150,387)	$(240,022)

See accompanying notes to the condensed consolidated financial statements

Pacificorp International Hotel Management, Inc.
Condensed consolidated statements of cash flows
Six months ended June 30, 2013
(Unaudited)

Six months ended June 30, 2013
(Unaudited)

Operating cash flows
Net income	$50,996
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	52,622
Changes in operating assets and liabilities:
Decrease in accounts receivable	15,546
(Increase) in inventories	(69,701)
(Increase) in prepayments and other receivables	(8,808)
(Decrease) in accounts payable	(69,896)
Increase in deposits received in advance	43,574
(Decrease) in tax payables	(27,280)
Increase in accruals and other payables	74,391

Net cash provided by operating activities	$61,444

Financing activities
Increase in amount due to a shareholder	$80,202

Net cash provided by financing activities	$80,202

Net increase in cash and cash equivalents	141,646

Effect of changes in rate of foreign currency translation	(16,188)

Cash and cash equivalents at beginning of period	109,249

Cash and cash equivalents at end of period	$234,707

Supplementary information:
Income tax paid	$28,140

See accompanying notes to the condensed consolidated financial statements

Pacificorp International Hotel Management, Inc.
Notes to condensed consolidated financial statements
June 30, 2013 (unaudited)

Note 1 – Corporate information and basis of preparation

Pacificorp International Hotel Management, Inc. (the “Company” or “Pacificorp US”) was incorporated in the State of Nevada on August 6, 2013.  The shareholders of the Company are Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan and they own 79.57%, 11.93% and 8.5% of the shares of the Company, respectively.

On August 7, 2013, the Company acquired 100% of the ownership of Vanni Holdings Limited (“Vanni”), a limited company incorporated in British Virgin Islands (“BVI”) on September 13, 2010. The shares were acquired from Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan, who owned 79.57%, 11.93% and 8.5% shareholdings of Vanni, respectively. The total consideration was $1.00.

On November 25, 2010, Vanni established Pacificorp International Hotel Management Company Limited (“Pacificorp HK”), a limited company incorporated in Hong Kong, as a wholly owned subsidiary.  The purpose of establishing Pacificorp HK was to use it the holding company to incorporate Gaobai Huameida Hotel Management Limited Company (“Gaobai”) on December 17, 2010.  Gaobai is a wholly-owned foreign enterprise in the People’s Republic of China (the “PRC”).

Vanni, Pacificorp HK and Gaobai (collectively known as “Vanni Group”) serve as immediate investment holding companies for the purpose of acquiring Meizhou Ramada Hotel Management Limited (“Meizhou Ramada”).

On August 8, 2013, Gaobai offered to purchase from Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan, the shareholders of Meizhou Ramada who owned 79.57%, 11.93% and 8.5% shareholdings of Meizhou Ramada, respectively, to acquire 100% of the shares of Meizhou Ramada at a consideration of $1.00.  Meizhou Ramada was incorporated in PRC on September 14, 2007 and is principally engaged in hotel operations in the PRC under the franchised brand name “Ramada”. The acquisition of Meizhou Ramada will be completed upon related regulatory approval from the authorities in the PRC.

Immediately before and after the acquisition of the shares, the shareholder structure of Pacificorp US and Vanni are the same. Vanni Group is consolidated as a merger of entities under common control as if the acquisition has been consummated on January 1, 2011.

Immediately before and after the acquisition of the shares, the shareholder structure of Pacificorp US and Meizhou Ramada are the same. For investor information purposes, Meizhou Ramada is treated as consolidated entities under common control as if the restructuring arrangement had been consummated on January 1, 2011, notwithstanding the acquisition is not completed as of the date of this report. The condensed consolidated financial statements do not purport to be indicative of the results of the Group if the acquisition of Meizhou Ramada is eventually not completed or approved by the relevant government authorities in the PRC.

The accompanying condensed consolidated financial statements for the six months ended June 30, 2013 include the audited accounts of Pacificorp US, Vanni Group and Meizhou Ramada (collectively known as the “Group”).

The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States and all significant intercompany balances and transactions have been eliminated. The functional currency for the Company’s PRC operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

Note 2 - Summary of significant accounting policies

Significant accounting policies adopted in the preparation of the condensed consolidated financial statements are summarized as follows:

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

Inventories

Inventories mainly comprise food and beverages and are stated at the lower of cost or net realizable value. Inventory costs are calculated using a first-in-first-out method of accounting.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the condensed consolidated statement of comprehensive income.

The Company provides for depreciation of property, plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Hotel fixtures and equipment	3 – 8 years
Office equipment	3 – 5 years
Motor vehicle	5 years

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There are no impairment losses recognized during the six months ended June 30, 2013.

Use of estimates

The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management of the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include assessment of the Group’s ability to continue as a going concern, the useful lives, salvage values and the recoverability of the carrying amount of property, plant and equipment, and allowances for doubtful accounts. These estimates are often based on judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. The Group is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the hotel industry.

Income tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized.

Foreign currencies

The Group’s reporting currency is the US dollar whereas the functional currency is Renminbi (“RMB”). Capital accounts of the financial statements are translated into United States dollars from HK$ or RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the period. The translation rates are as follows:

June 30, 2013
Period-end RMB : US$ Exchange Rate	0.1629
Average period RMB : US$ Exchange Rate	0.1619

Since the RMB is not a fully convertible currency, all foreign exchange transactions involving the RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.

Revenue recognition

Revenues of the Group mainly represent room rentals and food and beverage sales, net of discounts and PRC business tax and surcharges.

Revenues generated from room rentals are recognized as earned, which is the date the customer occupies a room and collectability is reasonably assured.

Revenues from food and beverage sales are recognized at the time of sale, which is the point in time when a customer accepts or pays for the item.

Other income is recognized when the rights to receive payments have been established.

Earnings per share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of the period end dates, there were no dilutive securities outstanding.

Retirement and other postretirement benefits

The employees in PRC participate in the defined contribution retirement plans managed by the local government authorities whereby the PRC companies of the Group are required to contribute to the schemes at fixed rates of the employees’ salary costs. The Group has no other obligation for the payment of employee benefits associated with these plans beyond the contributions described above.

Recent accounting pronouncement

In January 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. This ASU clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification™ (Codification) or subject to a master netting arrangement or similar agreement. The FASB undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments. After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users. An entity is required to apply the amendments in ASU 2013-01 for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of ASU 2011-11.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU improves the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP.

The new amendments will require an organization to:


Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.


Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the effect of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods. The amendments are effective for reporting periods beginning after December 15, 2012, for public companies and are effective for reporting periods beginning after December 15, 2013, for private companies. Early adoption is permitted.

In February 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. This ASU provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this ASU is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this ASU also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter. The amendments in this ASU should be applied retrospectively to all prior periods presented for those obligations resulting from joint and several liability arrangements within the ASU’s scope that exist at the beginning of an entity’s fiscal year of adoption. An entity may elect to use hindsight for the comparative periods (if it changed its accounting as a result of adopting the amendments in this ASU) and should disclose that fact. Early adoption is permitted.

In March 2013, FASB has issued Accounting Standards Update (ASU) No. 2013-05, Foreign Currency Matters (Topic 830). This ASU resolve the diversity in practice about whether Subtopic 810-10, Consolidation—Overall, or Subtopic 830-30, Foreign Currency Matters—Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights)within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. This ASU is the final version of Proposed Accounting Standards Update EITF11Ar—Foreign Currency Matters (Topic 830), which has been deleted. The amendments in this Update are effective prospectively for fiscal years (and interim reporting periods within those years) beginning after December 15, 2013. For nonpublic entities the amendments in this Update are effective prospectively for the first annual period beginning after December 15, 2014, and interim and annual periods thereafter. The amendments should be applied prospectively to derecognition events occurring after the effective date. Prior periods should not be adjusted. Early adoption is permitted. If an entity elects to early adopt the amendments, it should apply them as of the beginning of the entity’s fiscal year of adoption.

The Group does not expect the adoption of these accounting pronouncements to have a material impact on its condensed consolidated financial statements.

Note 3 – Property, plant and equipment

As of June 30, 2013, the Group’s property, plant and equipment are summarized as follows:

June 30, 2013
Hotel fixtures and equipment	$585,995
Office equipment	10,469
Motor vehicle	40,220
636,684
Less: Accumulated depreciation	(594,988)

Net amount	$41,696

Depreciation expense for the six months ended June 30, 2013 amounted to $52,622.

Note 4 – Deposits received in advance

As of June 30, 2013, the amounts mainly represent deposits received from customers for banquet reservations.

Note 5 – Amount due to a shareholder

As of June 30, 2013, the amount due to a shareholder is unsecured, non-interest bearing, and repayable on demand.

Note 6 – Accruals and other payables

As of June 30, 2013, the Group’s accruals and other payables are summarized as follows:

June 30, 2013
Accrued staff costs and other benefits	$118,121
Accrued other operating expenses	173,774
Other payables	35,170

$327,065

Note 7 – Tax payables

As of June 30, 2013, the Group’s tax payables are summarized as follows:

June 30, 2013
Business tax payable	$16,845
Income tax payable	24,014
Others	19,187

$60,046

Note 8 – Income tax expense

Income tax expense for the six months ended June 30, 2013 is summarized as follows:

Six months ended
June 30, 2013
Current income tax
- PRC income tax expense	$16,999

Gaobai and Meizhou Ramada are subject to PRC income tax at 25% of their assessable profits. Vanni is not subject to tax on its income under the current laws of the BVI. Pacificorp HK is subject to Hong Kong income tax at 16.5% of its assessable profits. During the six months ended June 30, 2013, Pacificorp HK did not derive any taxable income and therefore no provision for Hong Kong income tax was required.

The reconciliation between the actual income tax expense reported in the condensed consolidated statements of comprehensive income and the computed expected income tax expense derived by applying the PRC statutory tax rate of 25% (PRC statutory tax rate was used because substantially all of the Company’s operations were in the PRC) to income before income taxes for the six months ended June 30, 2013 are illustrated as follows:

Six months ended
June 30, 2013
Computed expected income tax expense	$16,999

Actual income tax expense	$16,999

Deferred tax assets and liabilities are provided for significant income and expense items recognized in each year for income tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset for the Group as of June 30, 2013 are computed accordingly. The applicable deferred tax rates are as follows:

June 30, 2013
United States tax benefits of net operating loss rate	34%
Valuation allowance	(34%)
Hong Kong tax benefits of net operating loss rate	16.5%
Valuation allowance	(16.5%)

Net deferred tax rate	-

Note 9 – Segment reporting

The Group’s reportable segments of business include hotel accommodation operation and food and beverage operation.  Financial information of each segment is present as follows:

Six months ended
June 30, 2013
Segment revenues
- Hotel accommodation operation	$442,638
- Food and beverage operation	1,145,084

$1,587,722

Segment profit / (loss)
- Hotel accommodation operation	$256,365
- Food and beverage operation	10,522
- Corporate	(199,318)

$67,569

The Group does not allocate any selling and marketing expenses and general and administrative expenses to its reporting segment because all of these activities are managed at a corporate level and share by the entire operation which are not sub-divide into the measurement of business segment. Moreover, these specific information are not regularly provided to the chief operating decision maker.

Asset information are not divisible by reportable segment and not reportable to the chief operating decision maker. Therefore, the Group has not disclosed asset information for each reporting segment.

For geographic segment, the Group’s major operation is located in the PRC. All revenues are derived from the operating unit in PRC. All the Group’s operating assets are located in the PRC. Since the Group is operating in one geographic location, no geographic segments are disclosed.

Note 10 – Related party transactions

Save as disclosed elsewhere in the condensed consolidated financial statements, the Group has the following related party transaction during the six months ended June 30, 2013:

Six months ended
June 30, 2013

Lease payment of hotel property to a shareholder	$50,027

Note 11 – Lease commitment

As of the June 30, 2013, the Group’s lease commitment that related to the lease of hotel property from a shareholder is summarized as follows:

June 30, 2013
Within 1 year	$97,740
Between 2 to 5 years	342,090

$439,830

Note 12 – Subsequent events

On August 9, 2013 the Company issued stock subscription agreements to twenty-four (24) individuals for a total of 100,000 shares.  All of the stock subscription agreements were executed and returned to the Company.  The funds from the sale of the stock were deposited into an escrow account of Vincent & Rees.  The subscription agreements were for shares at $0.88 per share.  These shares were issued with restrictive legends according to Rule 144 on the Securities Act of 1933, as amended.  After the issuance of these shares there were a total of 400,000 shares issued and outstanding in Pacificorp International Hotel Management, Inc.  All of the issued and outstanding shares in Pacificorp have been included in the S-1 Registration Statement of the Company.

ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B., C.P.A.(Practising)

To:	The board of directors and stockholders of
Pacificorp International Hotel Management, Inc.

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of Pacificorp International Hotel Management, Inc. and Subsidiaries (“the Group”) as of December 31, 2012 and 2011 and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Gorup’s internal control over financial reporting. Accordingly, we express no such opinion.

An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacificorp International Hotel Management, Inc. and Subsidiaries as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hong Kong, China	/s/ Albert Wong & Co.
November 11, 2013	Certified Public Accountants

Pacificorp International Hotel Management, Inc.
Consolidated statements of financial position
Years ended December 31, 2012 and 2011

	2012	2011
Assets
Current assets
Cash and cash equivalents	$109,249	$227,768
Accounts receivable	157,754	243,882
Inventories	166,647	228,015
Prepayments and other receivables	25,010	33,428

	458,660	733,093

Non-current assets
Property, plant and equipment, net	93,424	195,367

Total assets	$552,084	$928,460

Liabilities
Current liabilities
Accounts payable	$271,915	$229,776
Deposits received	215,893	281,609
Tax payables	87,326	83,947
Amount due to a shareholder	-	1,515,607
Accruals and other payables	252,674	272,152

Total liabilities	$827,808	$2,383,091

Equity
Common stock, par value $.001; 75,000,000 shares at $.001and 1,000,000 shares with no par value authorized; 300,000 shares issued and outstanding as of December 31, 2012 and 2011, respectively	$300	$300
Additional paid-in capital	1,836,890	917,600
Accumulated deficits	(1,977,821)	(2,253,215)
Accumulated other comprehensive losses	(135,093)	(119,316)

Total equity	(275,724)	(1,454,631)

Total liabilities and equity	$552,084	$928,460

See accompanying notes to the consolidated financial statements

Pacificorp International Hotel Management, Inc.
Consolidated statements of comprehensive income
Years ended December 31, 2012 and 2011

	2012	2011
Revenue	$4,604,045	$5,054,789
Cost of services	(3,760,199)	(4,224,215)

Gross profit	843,846	830,574

Expenses
Selling and marketing expenses	(30,362)	(18,062)
General and administrative expenses	(442,804)	(366,444)
Total expenses	(473,166)	(384,506)

Income from operations	370,680	446,068

Other income
Interest income	505	768

Income before tax	371,185	446,836

Income tax expense	(95,791)	(112,612)

Net income	$275,394	$334,224

Other comprehensive income
Loss on foreign currency translation	(15,777)	(68,725)

Total comprehensive income	$259,617	$265,499

Earnings per share – basic and diluted	0.92	1.11

Weighted average number of shares	300,000	300,000

See accompanying notes to the consolidated financial statements

Pacificorp International Hotel Management, Inc.
Consolidated statements of changes in equity
Years ended December 31, 2012 and 2011

				Accumulated
		Additional		other
	Common	paid-in	Accumulated	comprehensive
	stock	capital	deficits	losses	Total
At January 1, 2012	$300	$917,600	$(2,587,439)	$(50,591)	$(1,720,130)
Net income	-	-	334,224	-	334,224
Loss on foreign currency translation	-	-	-	(68,725)	(68,725)

At December 31, 2011 and January 1, 2012	$300	$917,600	$(2,253,215)	$(119,316)	$(1,454,631)
Capitalization of amount due to a shareholder	-	919,290	-	-	919,290
Net income	-	-	275,394	-	275,394
Loss on foreign currency translation	-	-	-	(15,777)	(15,777)

At December 31, 2012	$300	$1,836,890	$(1,977,821)	$(135,093)	$(275,724)

See accompanying notes to the consolidated financial statements

Pacificorp International Hotel Management, Inc.
Consolidated statements of cash flows
Years ended December 31, 2012 and 2011

	2012	2011
Operating cash flows
Net income	$275,394	$334,224
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	102,994	101,369
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	86,128	(17,667)
Decrease in inventories	61,368	64,209
Decrease/(Increase) in prepayments and other receivables	8,418	(23,063)
Increase/(decrease) in accounts payable	42,139	(24,508)
(Decrease)/increase in deposits received in advance	(65,716)	21,231
Increase/(decrease) in taxes payable	3,379	(33,034)
(Decrease)/increase in accruals and other payables	(19,478)	103,560

Net cash provided by operating activities	$496,626	$526,321

Financing activities
Decrease in amount due to a shareholder	$(596,317)	$(548,559)

Net cash used in financing activities	$(596,317)	$(548,559)

Net decrease/increase in cash and cash equivalents	(101,691)	(22,238)

Effect of changes in rate of foreign currency translation	(16,828)	(79,192)

Cash and cash equivalents at beginning of year	227,768	329,198

Cash and cash equivalents at end of year	$109,249	$227,768

Supplementary information:
Income tax paid	$96,661	$135,876

Non-cash transaction:
Capitalization of amount due to a shareholder	919,290	-0-

See accompanying notes to the consolidated financial statements

Pacificorp International Hotel Management, Inc.
Notes to consolidated financial statements
Years ended December 31, 2012 and 2011

Note 1 – Corporate information and basis of preparation

Pacificorp International Hotel Management, Inc. (the “Company” or “Pacificorp US”) was incorporated in the State of Nevada on August 6, 2013.  The shareholders of the Company are Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan and they own 79.57%, 11.93% and 8.5% of the shares of the Company, respectively.

On August 7, 2013, the Company acquired 100% of the ownership of Vanni Holdings Limited (“Vanni”), a limited company incorporated in British Virgin Islands (“BVI”) on September 13, 2010. The shares were acquired from Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan, who owned 79.57%, 11.93% and 8.5% shareholdings of Vanni, respectively. The total consideration was $1.00.

On November 25, 2010, Vanni established Pacificorp International Hotel Management Company Limited (“Pacificorp HK”), a limited company incorporated in Hong Kong, as a wholly owned subsidiary.  The purpose of establishing Pacificorp HK was to use it the holding company to incorporate Gaobai Huameida Hotel Management Limited Company (“Gaobai”) on December 17, 2010.  Gaobai is a wholly-owned foreign enterprise in the People’s Republic of China (the “PRC”).

Vanni, Pacificorp HK and Gaobai (collectively known as “Vanni Group”) serve as immediate investment holding companies for the purpose of acquiring Meizhou Ramada Hotel Management Limited (“Meizhou Ramada”).

On August 8, 2013, Gaobai offered to purchase from Yang Shao Jun, Lin Jun Yong and Wu Ya Yuan, the shareholders of Meizhou Ramada who owned 79.57%, 11.93% and 8.5% shareholdings of Meizhou Ramada, respectively, to acquire 100% of the shares of Meizhou Ramada at a consideration of $1.00.  Meizhou Ramada was incorporated in PRC on September 14, 2007 and is principally engaged in hotel operations in the PRC under the franchised brand name “Ramada”. The acquisition of Meizhou Ramada will be completed upon related regulatory approval from the authorities in the PRC.

Immediately before and after the acquisition of the shares, the shareholder structure of Pacificorp US and Vanni are the same. Vanni Group is consolidated as a merger of entities under common control as if the acquisition has been consummated on January 1, 2011.

Immediately before and after the acquisition of the shares, the shareholder structure of Pacificorp US and Meizhou Ramada are the same. For investor information purposes, Meizhou Ramada is treated as consolidated entities under common control as if the restructuring arrangement had been consummated on January 1, 2011, notwithstanding the acquisition is not completed as of the date of this report. The consolidated financial statements do not purport to be indicative of the results of the Group if the acquisition of Meizhou Ramada is eventually not completed or approved by the relevant government authorities in the PRC.

The accompanying consolidated financial statements for the years ended December 31, 2012 and 2011 include the audited accounts of Pacificorp US, Vanni Group and Meizhou Ramada (collectively known as the “Group”).

The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States and all significant intercompany balances and transactions have been eliminated. The functional currency for the Company’s PRC operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

Note 2 - Summary of significant accounting policies

Significant accounting policies adopted in the preparation of the consolidated financial statements are summarized as follows:

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable.

Inventories

Inventories mainly comprise food and beverages and are stated at the lower of cost or net realizable value. Inventory costs are calculated using a first-in-first-out method of accounting.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statement of comprehensive income.

The Company provides for depreciation of property, plant and equipment principally by use of the straight-line method for financial reporting purposes. Plant and equipment are depreciated over the following estimated useful lives:

Hotel fixtures and equipment	3 – 8 years
Office equipment	3 – 5 years
Motor vehicle	5 years

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

There are no impairment losses recognized during the years ended December 31, 2012 and 2011.

Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management of the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include assessment of the Group’s ability to continue as a going concern, the useful lives, salvage values and the recoverability of the carrying amount of property, plant and equipment, and allowances for doubtful accounts. These estimates are often based on judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. The Group is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the hotel industry.

Income tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized.

Foreign currencies

The Group’s reporting currency is the US dollar whereas the functional currency is Renminbi (“RMB”).

Capital accounts of the financial statements are translated into United States dollars from HK$ or RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year. The translation rates are as follows:

	December 31, 2012	December 31, 2011
Year-end RMB : US$ Exchange Rate	0.1608	0.1587
Average yearly RMB : US$ Exchange Rate	0.1588	0.1554

Since the RMB is not a fully convertible currency, all foreign exchange transactions involving the RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.

Revenue recognition

Revenues of the Group mainly represent room rentals and food and beverage sales, net of discounts and PRC business tax and surcharges.

Revenues generated from room rentals are recognized as earned, which is the date the customer occupies a room and collectability is reasonably assured.

Revenues from food and beverage sales are recognized at the time of sale, which is the point in time when a customer accepts or pays for the item.

Other income is recognized when the rights to receive payments have been established.

Earnings per share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the year. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of the year end dates, there were no dilutive securities outstanding.

Retirement and other postretirement benefits

The employees in PRC participate in the defined contribution retirement plans managed by the local government authorities whereby the PRC companies of the Group are required to contribute to the schemes at fixed rates of the employees’ salary costs. The Group has no other obligation for the payment of employee benefits associated with these plans beyond the contributions described above.

Recent accounting pronouncement

In June 2011, the Financial Accounting Standard Board (“FASB”) issued Accounting Standard Update (“ASU”) 2011-05, Presentation of Comprehensive Income, which requires an entity to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income, or in two separate but consecutive statements. ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of equity. ASU 2011-05 will be effective for the Company beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-05 to have a material effect on its operating results or financial position. However, it will impact the presentation of comprehensive income.

In December 2011, the FASB has issued Accounting Standards Update (ASU) No. 2011-10, Property, Plant, and Equipment (Topic 360): Derecognition of in Substance Real Estate-a Scope Clarification. ASU No. 2011-10 is intended to resolve the diversity in practice about whether the guidance in Subtopic 360-20, Property, Plant, and Equipment—Real Estate Sales, applies to a parent that ceases to have a controlling financial interest (as described in Subtopic 810-10, Consolidation—Overall) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt. This Update does not address whether the guidance in Subtopic 360-20 would apply to other circumstances when a parent ceases to have a controlling financial interest in a subsidiary that is in substance real estate. ASU 2011-10 should be applied on a prospective basis to deconsolidation events occurring after the effective date; with prior periods not adjusted even if the reporting entity has continuing involvement with previously derecognized in substance real estate entities. For public entities, ASU 2011-10 is effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2012. For nonpublic entities, ASU 2011-10 is effective for fiscal years ending after December 15, 2013, and interim and annual periods thereafter. Early adoption is permitted.

In December 2011, the FASB has issued Accounting Standards Update (ASU) No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. ASU No. 2011-11 is intended to provide enhanced disclosures that will enable users of its financial statements to evaluate the effect or potential effect of netting arrangements on an entity’s financial position. This includes the effect or potential effect of rights of setoff associated with an entity’s recognized assets and recognized liabilities within the scope of this Update. The amendments require enhanced disclosures by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with either Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with either Section 210-20-45 or Section 815-10-45. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.

In December 2011, the FASB has issued Accounting Standards Update (ASU) No. 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. ASU No. 2011-11 is intended to supersede certain pending paragraphs in Accounting Standards Update No. 2011-05,Comprehensive Income (Topic 220): Presentation of Comprehensive Income, to effectively defer only those changes in Update 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. The amendments will be temporary to allow the Board time to redeliberate the presentation requirements for reclassifications out of accumulated other comprehensive income for annual and interim financial statements for public, private, and non-profit entities. All other requirements in ASU No. 2011-05 are not affected by ASU No. 2011-12, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011. Nonpublic entities should begin applying these requirements for fiscal years ending after December 15, 2012, and interim and annual periods thereafter.

In August 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-03, Technical Amendments and Corrections to SEC Sections. This ASU amends various SEC paragraphs pursuant to SAB 114, SEC Release No. 33-9250, and ASU 2010-22, which amend or rescind portions of certain SAB Topics.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-04, Technical Corrections and Improvements. This ASU make technical corrections, clarifications, and limited-scope improvements to various Topics throughout the Codification. The amendments in this ASU that will not have transition guidance will be effective upon issuance for both public entities and nonpublic entities. For public entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. For nonpublic entities, the amendments that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2013.

In October 2012, FASB has issued Accounting Standards Update (ASU) No. 2012-05, Statement of Cash Flows (Topic 230). This ASU addresses how cash receipts arising from the sale of certain donated financial assets, such as securities, should be classified in the statement of cash flows of not-for-profit entities (NFPs). Some NFPs classify those cash receipts as investing cash inflows, while other entities classify them as either operating cash inflows or financing cash inflows, consistent with their treatment of inflows arising from cash contributions. The objective of this Update is for an NFP to classify cash receipts from the sale of donated financial assets consistently with cash donations received in the statement of cash flows if those cash receipts were from the sale of donated financial assets that upon receipt were directed without the NFP imposing any limitations for sale and were converted nearly immediately into cash. The amendments in the ASU are effective prospectively for fiscal years, and interim fiscal periods within those years, beginning after June 15, 2013. Retrospective application to all periods presented upon the date of adoption is permitted. Early adoption from the beginning of the fiscal year of adoption is permitted.

The Group does not expect the adoption of these accounting pronouncements to have a material impact on its consolidated financial statements.

Note 3 – Property, plant and equipment

As of December 31, 2012 and 2011, the Group’s property, plant and equipment are summarized as follows:

	December 31, 2012	December 31, 2011
Hotel fixtures and equipment	$578,441	$570,887
Office equipment	10,334	10,199
Motor vehicle	39,702	39,183
	628,477	620,269
Less Accumulated depreciation	(535,053)	(424,902)

Net amount	$93,424	$195,367

Depreciation expense for the years ended December 31, 2012 and 2011 amounted to $102,994 and $101,369, respectively.

Note 4 – Deposits received in advance

As of December 31, 2012 and 2011, the amounts mainly represented deposits received from customers for banquet reservations.

Note 5 – Amount due to a shareholder

On December 31, 2012, the amount due to a shareholder of $919,290 was capitalized as the Company’s additional paid-in capital. As of December 31, 2011, the amount due to a shareholder is unsecured, non-interest bearing, and repayable on demand.

Note 6 – Accruals and other payables

As of December 31, 2012 and 2011, the Group’s accruals and other payables are summarized as follows:

	December 31, 2012	December 31, 2011
Accrued staff costs and other benefits	$83,563	$90,387
Accrued other operating expenses	130,045	154,351
Other payables	39,066	27,414

	$252,674	$272,152

Note 7 – Tax payables

As of December 31, 2012 and 2011, the Group’s tax payables are summarized as follows:

	December 31, 2012	December 31, 2011
Business tax payable	$30,297	$32,852
Income tax payable	35,155	36,025
Others	21,874	15,070

	$87,326	$83,947

Note 8 – Income tax expense

Income tax expense for the years ended December 31, 2012 and 2011 are summarized as follows:

	December 31, 2012	December 31, 2011
Current income tax
PRC income tax expense	$95,791	$112,612

Gaobai and Meizhou Ramada are subject to PRC income tax at 25% of their assessable profits.  Vanni is not subject to tax on its income under the current laws of the BVI.  Pacificorp HK is subject to Hong Kong income tax at 16.5% of its assessable profits. During the years ended December 31, 2012 and 2011, Pacificorp HK did not derive any taxable income and therefore no provision for Hong Kong income tax was required.

The reconciliations between the actual income tax expense in the consolidated statements of comprehensive income and the computed expected income tax expense derived by applying the PRC statutory tax rate of 25% (PRC statutory tax rate was used because substantially all of the Company’s operations were in the PRC) to income before income taxes for the years ended December 31, 2012 and 2011 are illustrated as follows:

	December 31, 2012	December 31, 2011
Computed expected income tax expense	$92,796	$111,709
Non-deductible expenses and others	2,995	903

Actual income tax expense	$95,791	$112,612

Deferred tax assets and liabilities are provided for significant income and expense items recognized in each year for income tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset for the Group as of December 31, 2012 and 2011 are computed accordingly. The applicable deferred tax rates are as follows:

	December 31, 2012	December 31, 2011
United States tax benefits of net operating loss rate	34%	34%
Valuation allowance	(34%)	(34%)
Hong Kong tax benefits of net operating loss rate	16.5%	16.5%
Valuation allowance	(16.5%)	(16.5%)

Net deferred tax rate	-	-

Note 9 – Segment reporting

The Group’s reportable segments of business include hotel accommodation operation and food and beverage operation.  Financial information of each segment is present as follows:

	December 31, 2012	December 31, 2011
Segment revenues
Hotel accommodation operation	$799,941	$725,901
Food and beverage operation	3,804,104	4,328,888

	$4,604,045	$5,054,789

Segment profit/(loss)
Hotel accommodation operation	$459,634	$381,130
Food and beverage operation	384,212	449,444
Corporate	(473,166)	(384,506)

	$370,680	$446,068

The Group does not allocate any selling and marketing expenses and general and administrative expenses to its reporting segment because all of these activities are managed at a corporate level and share by the entire operation which are not sub-divide into the measurement of business segment. Moreover, these specific information are not regularly provided to the chief operating decision maker.

Asset information are not divisible by reportable segment and not reportable to the chief operating decision maker. Therefore, the Group has not disclosed asset information for each reporting segment.

For geographic segment, the Group’s major operation is located in the PRC. All revenues are derived from the operating unit in PRC. All the Group’s operating assets are located in the PRC. Since the Group is operating in one geographic location, no geographic segments are disclosed.

Note 10 – Related party transactions

Other than as disclosed elsewhere in the consolidated financial statements, the Group has the following related party transaction during the years:

	December 31, 2012	December 31, 2011
Lease payment of hotel property to a shareholder	$95,280	$93,240

Note 11 – Lease commitment

As of December 31, 2012 and 2011, the Group’s lease commitment that related to the lease of hotel property from a shareholder is summarized as follows:

	December 31, 2012	December 31, 2011

Within 1 year	$96,480	$95,220
Between 2 to 5 years	385,920	380,880
Over 5 years	-	95,220

	$482,400	$571,320

Note 12 – Subsequent events

On August 9, 2013 the Company issued stock subscription agreements to twenty-four (24) individuals for a total of 100,000 shares.  All of the stock subscription agreements were executed and returned to the Company.  The funds from the sale of the stock were deposited into an escrow account of Vincent & Rees.  The subscription agreements were for shares at $0.88 per share.  These shares were issued with restrictive legends according to Rule 144 on the Securities Act of 1933, as amended.  After the issuance of these shares there were a total of 400,000 shares issued and outstanding in Pacificorp International Hotel Management, Inc.  All of the issued and outstanding shares in Pacificorp have been included in the S-1 Registration Statement of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered.  All of the amounts shown are estimated except the SEC Registration Fee

SEC Registration Fee	$10
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	20,000
Miscellaneous	2,000
Total	$52,010

Item 14.  Indemnification of Directors and Officers

The articles of incorporation of the Company provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by the Company to the fullest extent permitted by Nevada law.

Pursuant to the Company’s bylaws Article XIV Section 3, the directors and officers of the Company shall, to the fullest extent permitted by the Nevada Statutes, also have the right to maintain a directors’ and officers’ insurance policy which insures the Company and any of its directors, officers, employees, agents or other entities, against expense, liability or loss asserted against such persons in such capacity whether or not the Company would have the power to indemnify such person under Nevada law.  At the present time the Company does not maintain a separate officer and director liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Any underwriting agreements that we may enter into will likely provide for the indemnification of us, our controlling persons, our directors and certain of our officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing discussion of our certificate of incorporation, bylaws, indemnification agreements, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.

Item 15.                        Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of Pacificorp International Hotel Management, Inc.’s common stock without registration during the last three years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities. The following securities of Pacificorp International Hotel Management, Inc. were issued by the Company within the past three (3) years and were not registered under the Securities Act of 1933:

•
On August 9, 2013 the Board of Directors passed a corporate resolution authorizing the sale of 100,000 shares of its common stock at the price of $0.88 per share.  The Company relied on the exemption from registration under Section 4(2) of the 1933 Securities Act, as amended.  Each subscriber executed a stock subscription agreement with the Company:

Name of Stockholder	Shares Received	Consideration	Date of Payment
Pine Capital Asset Management Inc.	30,000	$26,400.00	September 30, 2013
Chienn Consulting Company, LLC	800	$704.00	September 30, 2013
Daniels, Michael J.	2,000	$1,760.00	September 30, 2013
Wong, Anson King Lung	1,200	$1,056.00	September 30, 2013
Yat Lam Hui	14,000	$12,320.00	September 30, 2013
Mei Zhen Li	14,000	$12,320.00	September 30, 2013
Li Ying Zhang	4,000	$3,520.00	September 30, 2013
Ji Huai Yu	2,000	$1,760.00	September 30, 2013
Ni Yang	2,000	$1,760.00	September 30, 2013
Kun Yao Wu	2,000	$1,760.00	September 30, 2013
Zhi Hao Zhang	2,000	$1,760.00	September 30, 2013
Chang Zong Cheng	2,000	$1,760.00	September 30, 2013
Wen Yuan Wu	2,000	$1,760.00	September 30, 2013
Xiu Yun Zeng	2,000	$1,760.00	September 30, 2013
Ying Ming Yang	2,000	$1,760.00	September 30, 2013
Wei Liang	2,000	$1,760.00	September 30, 2013
Xiong Ying Yang	2,000	$1,760.00	September 30, 2013
Zhen Lin Xu	2,000	$1,760.00	September 30, 2013
Jun Fen Liang	2,000	$1,760.00	September 30, 2013
Li Xia Liang	2,000	$1,760.00	September 30, 2013
Bing Hua Liang	2,000	$1,760.00	September 30, 2013
Jun Yuan Liang	2,000	$1,760.00	September 30, 2013
Mei Ying Jiang	2,000	$1,760.00	September 30, 2013
Yun Hui Xiong	2,000	$1,760.00	September 30, 2013
Total:	100,000

Item 16.  Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Harrison Law, P.A. with respect to the legality of the securities being registered.
10.1	Management Agreement
14.1	Code of Ethics
23.1	Consent of Albert Wong & Co. Independent Registered Public Accounting Firm

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(ii)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that  a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, Officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, Officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, Guangdong Province, on November 12, 2013.

Pacificorp International Hotel Management, Inc.,

By	/s/ Jun Yong Lin
Jun Yong Lin, President and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jun Yong Lin	President, Director	November 12, 2013
Jun Yong Lin
/s/ King Fai Chan	Chief Financial Officer	November 12, 2013
King Fai Chan
/s/ Andy Deng	Chief Executive Officer	November 12, 2013
Andy Deng